UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JOY GLOBAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JOY GLOBAL INC.

Notice of 2012
Annual Meeting of
Shareholders and
Proxy Statement

JOY GLOBAL INC.
100 E. Wisconsin Avenue, Suite 2780
Milwaukee, Wisconsin  53202

NOTICE OF ANNUAL MEETING

The annual meeting of shareholders of Joy Global Inc. will be held at 100 E. Wisconsin Avenue, 2nd Floor Conference Room, Milwaukee, Wisconsin, on Tuesday, March 6, 2012 at 7:30 a.m. for the following purposes:

1.	to elect eight persons to the Board of Directors;

2.	to ratify the appointment of Ernst & Young LLP as the corporation’s independent registered public accounting firm for Fiscal 2012;

3.	to conduct an advisory vote on the compensation of our named executive officers;

4.	to approve the amendment and restatement of our Amended and Restated Certificate of Incorporation;

5.	to reapprove the performance goals under the Joy Global Inc. 2007 Stock Incentive Plan; and

6.	to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Shareholders of record at the close of business on January 6, 2012 are entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement of the meeting.  A list of shareholders entitled to vote will be available at our headquarters at least 10 days prior to the meeting and may be inspected there during business hours by any shareholder for any purpose germane to the meeting.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the annual meeting.  We urge you to vote your shares at your earliest convenience by submitting your proxy by Internet, telephone, or by marking, signing, and dating the enclosed proxy card and returning it in the enclosed envelope.  If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

By order of the Board of Directors,

Sean D. Major
Executive Vice President,
General Counsel and Secretary

January 26, 2012

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on March 6, 2012.  Our proxy statement and 2011 annual report to shareholders are available at http://investors.joyglobal.com/financials.cfm.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Joy Global Inc., a Delaware corporation (the “corporation”), for use at the 2012 annual meeting of shareholders to be held at 100 E. Wisconsin Avenue, 2nd Floor Conference Room, Milwaukee, Wisconsin, on Tuesday, March 6, 2012 at 7:30 a.m. and at any adjournment or postponement of the annual meeting.  The proxy statement, proxy card, and annual report are being mailed to shareholders on or about January 26, 2012.

Proxies

Properly signed and dated proxies received by the corporation's Secretary prior to or at the annual meeting will be voted as instructed on the proxies or, in the absence of such instruction:

•	for the election to the Board of Directors of the persons nominated by the Board;

•	for the ratification of Ernst & Young LLP as the corporation’s independent registered public accounting firm for Fiscal 2012;

•	for the corporation’s compensation of its named executive officers;

•	for the amendment and restatement of the corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”);

•	for reapproval of the performance goals under the Joy Global Inc. 2007 Stock Incentive Plan (the “2007 Plan”); and

•	in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting.

Any proxy may be revoked by the person executing it at any time before the polls close by filing with the Secretary a written revocation or a duly executed form of proxy bearing a later date, or by voting in person at the annual meeting.  The Board of Directors has appointed a representative of Broadridge Financial Solutions, Inc., to act as an independent inspector at the annual meeting.

Record Date, Shares Outstanding and Quorum

Shareholders of record of our common stock, par value $1.00 per share (the “Common Stock”), at the close of business on January 6, 2012 (the “Record Date”) may vote on all matters presented at the annual meeting.  As of the Record Date, 107,106,532 shares of Common Stock were outstanding and entitled to vote at the annual meeting.  Each share of Common Stock is entitled to one vote.

To be effective, a matter presented for a vote of shareholders at the annual meeting must be acted upon by a quorum (i.e., a majority of the votes entitled to be cast that are represented at the annual meeting in person or by proxy).  Abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to any matter for which such broker or nominee lacks discretionary authority to vote) will be considered present for the purpose of establishing a quorum.  Once a share is represented at the annual meeting, it is deemed present for quorum purposes throughout the meeting, including any adjourned meeting, unless a new record date is set for the adjourned meeting.

If less than a majority of the outstanding shares of Common Stock are present or represented by proxy at the meeting, a majority of the shares that are present or represented by proxy at the meeting may adjourn the meeting from time to time without further notice.

Required Vote

Proposal 1:  Election of Directors.  Directors are elected by a plurality of the votes cast by shareholders who are present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present.  A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election (eight at the annual meeting).  Votes attempted to be cast against a director nominee have no legal effect and are not counted as votes cast.  Any shares not voted, whether by withheld authority, broker non-vote, or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another nominee receiving a larger number of votes.  Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

Proposal 2:  Ratification of the appointment of Ernst & Young LLP as the corporation’s independent registered public accounting firm for Fiscal 2012.  The affirmative vote of a majority of the shares of Common Stock that are present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of Ernst & Young LLP as the corporation’s independent registered public accounting firm for the fiscal year ending October 26, 2012.  Any shares present and not voted, whether by abstention, broker non-vote, or otherwise, will have no effect on the vote to ratify the appointment of our independent registered public accounting firm.  If you hold your shares in “street name,” your broker or other nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted.

Proposal 3:  Advisory vote on compensation of the corporation’s named executive officers.  At the 2011 annual meeting, shareholders expressed their preference for conducting advisory votes on the compensation of the corporation’s named executive officers on an annual basis and, consistent with this preference, the Board of Directors determined that such votes will occur annually.  This vote permits shareholders to express their approval or disapproval of our executive compensation practices for our named executive officers, as disclosed in this proxy statement.  Although the outcome of this vote is not binding on us, we will consider the outcome of this vote when developing our compensation policies and practices, and when making compensation decisions in the future.  Any shares present and not voted, whether by broker non-vote, abstention, or otherwise, will have no effect on this advisory vote regarding compensation of our named executive officers.  Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

Proposal 4:  Approval of the amendment and restatement of our Certificate of Incorporation.  The affirmative vote of two-thirds of the outstanding shares of Common Stock is required to approve the amendment and restatement of the Certificate of Incorporation.  Abstention and broker non-votes on this proposal will have the same effect as a vote against the proposal.

Proposal 5:  Reapproval of the performance goals under the 2007 Plan.  The affirmative vote of a majority of the shares of Common Stock that are present in person or represented by proxy and entitled to vote at the meeting is required to approve our stock incentive plan.  Any shares present and not voted, whether by abstention, broker non-vote, or otherwise, will have no effect on the vote to approve our stock incentive plan.  Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of Common Stock as of January 20, 2012, by any person who beneficially owns more than 5% of our Common Stock, each of the persons nominated for election as directors, each of the executive officers named in the Summary Compensation Table, and our executive officers and directors as a group.  Beneficial ownership of these shares consists of sole voting power and sole investment power, except as noted below.  In addition to beneficial ownership of shares set forth in this table, each of our named executive officers and non-employee directors owns restricted stock units as set forth in the stock awards columns of the Outstanding Equity Awards at Fiscal Year-End 2011 table on page 32 and in the stock awards column of footnote 2 to the Director Compensation table on page 42, respectively.

Name and Address of Beneficial Owner	Shares Owned (1)	Percent of Class

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	6,391,468(2)	5.97%

Michael W. Sutherlin	412,399	*
Michael S. Olsen	62,899	*
Randal W. Baker	14,059	*
Edward L. Doheny II	69,860	*
Eric A. Nielsen	8,598	*
Steven L. Gerard	6,200	*
John T. Gremp	-
John Nils Hanson	204,298(3) (4)	*
Gale E. Klappa	-
Richard B. Loynd	11,416	*
P. Eric Siegert	2,250	*
James H. Tate	4,500	*
All executive officers and directors as a group (14 persons)	850,909(5)	1.0%
* Less than 1%

(1)
The beneficial ownership information presented in this proxy statement is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, the number of shares reflected in this column includes (A) shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of January 20, 2012, and (B) shares to be received upon the vesting of restricted stock units within 60 days of January 20, 2012.  This information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

None of the shares shown as owned by directors or executive officers have been pledged as security.

Named executive officers and directors also hold restricted stock units that are not included in the beneficial ownership table because vesting will not occur within 60 days of January 20, 2012.  The amounts of restricted stock units held by named executive officers and directors are described elsewhere in this proxy statement.

Includes the following number of shares with respect to which the respective director or executive officer has the right to acquire beneficial ownership:

Name	Number of shares
Mr. Sutherlin	265,698
Mr. Olsen	25,166
Mr. Baker	13,000
Mr. Doheny	38,759
Mr. Nielsen	8,500
Mr. Gerard	916
Mr. Hanson	916
Mr. Loynd	916
Mr. Siegert	916
Mr. Tate	916
All executive officers and directors as a group	385,370

The amounts above include shares such person or group may acquire upon (1) exercise of stock options exercisable within 60 days of January 20, 2012, (2) shares such person or group has a right to acquire upon settlement of deferred stock units, and (3) shares to be distributed to such person or group upon settlement of restricted stock units within 60 days of January 20, 2012.

(2)
Based on information contained in Schedule 13G that Wellington Management Company, LLP filed with the SEC on February 14, 2011.  The filing states that Wellington Management Company has sole voting power over 4,589,062 shares and sole dispositive power over 6,391,468 shares.

(3)	Includes 20,000 shares of Common Stock from the Hanson Family Foundation of which Mr. Hanson is a trustee.

(4)
Includes 75,000 shares of Common Stock transferred to the following guarantor retained annuity trusts of which Mr. Hanson is the Grantor: 15,000 shares to Avon 2-2011 Trust; 15,000 shares to Avon 4-2011 Trust; 15,000 shares to Avon 6-2011 Trust; 15,000 shares to Avon 8-2011 Trust; and 15,000 shares to Avon 10-2011 Trust.

(5)	Includes 34,763 shares owned and 29,667 shares underlying stock options exercisable within 60 days of January 20, 2012, by two executive officers not named in the Summary Compensation Table.

PROPOSAL #1: ELECTION OF DIRECTORS

The Board of Directors consists of eight members.  All members of the Board of Directors are elected by the holders of Common Stock at each annual meeting.  The following table shows certain information, including the principal occupation and recent business experience for each of the eight individuals nominated by the Board of Directors for election at the 2012 annual meeting.  All of the nominees are presently directors whose terms expire in 2012 and who are nominated to serve terms ending at the 2013 annual meeting or until their successors are duly elected and qualified.  The Board of Directors believes that each of its nominees possesses the required qualifications, including the experience, knowledge, education, skills, and character necessary for service on the Board of Directors.  Through their prior experience on the corporation’s Board of Directors and in our industry, each nominee is well-versed in our operations and markets, as well as with the duties and responsibilities of serving as a director of a public company in our industry.  In addition, the nominees are familiar with the governance requirements applicable to public companies generally through experience serving in management or as directors of publicly traded companies.  The Board of Directors believes that such experience and each nominee’s personal qualities will permit each nominee to make a substantial and active contribution to Board deliberations.  If for any unforeseen reason any of these nominees should not be available for election, the proxies will be voted for such person or persons as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR STEVEN L. GERARD, JOHN T. GREMP, JOHN NILS HANSON, GALE E. KLAPPA, RICHARD B. LOYND, P. ERIC SIEGERT, MICHAEL W. SUTHERLIN, AND JAMES H. TATE TO SERVE AS DIRECTORS TO HOLD OFFICE UNTIL OUR 2013 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED, OR UNTIL THEIR EARLIER DEATH, RESIGNATION, OR REMOVAL.

Director Since

Steven L. Gerard
Chairman and Chief Executive Officer of CBIZ, Inc., a leading provider of integrated business services and products headquartered in Cleveland, Ohio, since 2000.  Mr. Gerard is a director of Lennar Corporation since 2000.  He has also served as a director of Fairchild Corporation from 1999 to 2006. He is 66.

Mr. Gerard’s experience as a director since 2001, his service during that time as a member of the Audit Committee and Human Resources and Nominating Committee, and his 21 years of experience in senior management, including as a chief executive officer and director of other public companies, led the Board to conclude that he should continue to serve as a director.
2001

Director Since

John T. Gremp
Chairman, President and Chief Executive Officer for FMC Technologies, Inc.  Prior to assuming this role, Mr. Gremp served as President and Chief Operating Officer from April 2010 to February 2011 and as Executive Vice President of FMC Technologies’ Energy Systems business from January 2007 to March 2010.  He served as Vice President of FMC Technologies’ Energy Production Systems business from 2004 to December 2006.  Mr. Gremp previously served in a series of management positions of increasing responsibility after joining the company in 1975.  He has served as a director of FMC Technologies, Inc. since 2011.  He is 60.

The Board of Directors elected Mr. Gremp as a director on December 6, 2011.  The Board has nominated him for a full term based on his experience as the Chief Executive Officer of a large, publicly traded company that designs and manufactures equipment used in the energy industry.  The Board also considered Mr. Gremp’s operations management experience, which included leading each of FMC Technologies’ business segments, and his knowledge and understanding of the financial, regulatory, legal and accounting issues affecting public companies of our size.
2011

John Nils Hanson
Chairman.  Mr. Hanson has served as Chairman of the corporation since 2000.  He previously served as President and Chief Executive Officer of the corporation from 1999 to 2006.  Mr. Hanson ran a series of industrial product and capital goods businesses before joining Joy Technologies Inc. in 1990, where he served as President of the Underground Mining Machinery Division until its acquisition by us in 1995.  He has a Ph.D. in nuclear engineering/reactor physics.  Mr. Hanson has also served as a director of Arrow Electronics, Inc. since 1998.  He is 70.

The Board believes that Mr. Hanson should continue to serve on the Board of Directors based on his leadership of the Board through 11 years of significant growth, his seven years of experience as the corporation’s Chief Executive Officer, and his significant knowledge and deep understanding of the corporation and our industry.
1996

Director Since

Gale E. Klappa	Chairman, President and Chief Executive Officer of Wisconsin Energy Corporation, a Milwaukee-based holding company with subsidiaries in utility and non-utility businesses since 2004. Mr. Klappa has 19 years of experience working at a senior executive level in the public utility industry, including service as the Executive Vice President, Chief Financial Officer and Treasurer of The Southern Company. Mr. Klappa serves on the board of directors of Edison Electric Institute, a trade association of shareholder-owned electric companies, and Electric Power Research Institute, an independent non-profit that performs research and development relating to the generation, delivery, and use of electricity. Since 2010, Mr. Klappa has also served as a director of Badger Meter, Inc., a publicly traded leader in the development and manufacture of flow management solutions. He is 61.

Mr. Klappa’s senior management experience, including service as Chair of our Audit Committee and as a member of our Executive Committee, coupled with his industry knowledge and understanding of public company financial statement requirements led the Board to conclude that he should continue serving as a director.
2006

Richard B. Loynd
President of Loynd Capital Management.  Mr. Loynd was formerly Chairman of the Board and Chief Executive Officer of Furniture Brands International, Inc., and previously served as Chairman and/or Chief Executive Officer, or as a director, of a number of public companies doing business in the industrial and consumer product areas.  He is 84.

Mr. Loynd’s history as a director and service on the Executive Committee and Human Resources and Nominating Committee, coupled with his 50 years of experience as a senior executive and deep understanding of our operations, industry, markets and management led the Board to conclude that he should continue to serve as a director.
2001

P. Eric Siegert	Managing Director of Houlihan Lokey Howard & Zukin, an international investment banking firm. He is 46. Mr. Siegert’s history with the corporation, including his service as a director since 2001, his service on the Audit Committee and Executive Committee, and his significant understanding of financial matters and public company financial statement requirements led the Board to conclude that he should continue serving as a director.	2001

Director Since

Michael W. Sutherlin
President and Chief Executive Officer and a director since 2006.  Previously, Mr. Sutherlin was Executive Vice President of the corporation and President and Chief Operating Officer of our subsidiary, Joy Mining Machinery, from 2003 to 2006.  Previously, Mr. Sutherlin previously served as a director of Tesco Corporation from 2002 to August 2011.  He is 65.

Mr. Sutherlin’s history with the corporation, including as President and Chief Executive Officer, his skills and experience within our industry, and his familiarity with our business and the issues affecting our industry led the Board to conclude that he should continue to serve as a director.
2006

James H. Tate
Independent consultant.  From 2005 to 2006, Mr. Tate was Executive Vice President, Chief Administrative Officer, and Chief Financial Officer of TIMCO Aviation Services, Inc.  Mr. Tate previously served as the Senior Vice President and Chief Financial Officer of Thermadyne Holdings Corporation from 1995 to 2004.  Mr. Tate also served as our acting Chief Financial Officer from March 4, 2008 to December 9, 2008.  Mr. Tate’s career also includes 18 years as an accountant with Ernst & Young, LLP, including six years as an audit partner.  He is 64.

Mr. Tate’s service as a director since 2001, along with his past experience as a member of the Audit Committee, as acting Chief Financial Officer during 2008, and as a current member of the Human Resources and Nominating Committee, coupled with his industry knowledge and understanding of financial matters, led the Board to conclude that he should continue serving as a director.
2001

PROPOSAL #2: RATIFICATION OF THE APPOINTMENT OF THE
CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the corporation’s independent registered public accounting firm (“Independent Auditor”) for the fiscal year ending October 26, 2012.  Ernst & Young has been the corporation’s Independent Auditor since Fiscal 2002.  For additional information regarding our relationship with Ernst & Young, please refer to the Audit Committee Report on page 47 and the Audit Fees disclosure on page 48.

Although ratification is not required under our Certificate of Incorporation, bylaws, Audit Committee Charter, or otherwise, the Board of Directors is submitting the selection of the Independent Auditor to shareholders for ratification as a matter of corporate governance practice.  A representative of the Independent Auditor is expected to be present at the 2012 annual meeting.  The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate shareholder questions at the meeting.

If the shareholders do not approve the appointment of the Independent Auditor for Fiscal 2012, the adverse vote will be considered a direction to the Audit Committee to consider other auditing firms for Fiscal 2013.  However, the Audit Committee will still have discretion to determine which audit firm to appoint for Fiscal 2013 and, due to the difficulty in making a substitution of auditing firms so long after the beginning of the current fiscal year, the appointment for Fiscal 2012 will stand unless the Audit Committee finds other good reason for making a change.  If the shareholders ratify the appointment of the Independent Auditor, the Audit Committee may, in its discretion, select a different auditing firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL #2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

PROPOSAL #3: ADVISORY VOTE ON COMPENSATION OF THE
CORPORATION’S NAMED EXECUTIVE OFFICERS

At the 2011 annual meeting, we conducted a non-binding advisory vote regarding the frequency with which we would conduct future non-binding advisory votes on the compensation of our named executive officers, as required by Section 14A of the Exchange Act.  At such meeting, shareholders expressed their preference for an annual non-binding advisory vote on executive compensation and, consistent with this preference, the Board of Directors determined that we will conduct such votes on an annual basis.  Accordingly, we are providing our shareholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement.

We believe our executive compensation and compensation policies and practices are focused on pay-for-performance principles, are strongly aligned with the interests of our long-term shareholders, assist us in hiring, retaining, and incentivizing our executive officers, and are reasonable in comparison to the compensation practices of our competitors and other manufacturing companies of similar size and complexity.  We also believe that our compensation policies and programs and Fiscal 2011 compensation decisions, as each is described in this proxy statement, appropriately reward our named executive officers for the corporation’s performance and for their individual performance.  You are strongly encouraged to read the full details of our compensation policies and programs under “Executive Compensation” below.

Because this vote is advisory, it will not be binding on the Board of Directors or the Human Resources and Nominating Committee, nor will it overrule any prior decision or require the Board or Committee to take any action.  However, the Board and the Human Resources and Nominating Committee will review the voting results and may consider the outcome of the vote when making future decisions about executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL #4:  APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE CORPORATION’S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

After due consideration, and upon the recommendation of the Human Resources and Nominating Committee, the Board of Directors has unanimously approved and recommends that shareholders amend and restate our Certificate of Incorporation to contain certain amendments described herein (collectively, the “Amendments”).  The proposed Amendments include (i) elimination of a supermajority voting requirement for future amendments to the Certificate of Incorporation, and (ii) certain procedural updates and conforming changes to the Certificate of Incorporation.  The Board of Directors determined that the Amendments are consistent with corporate governance best practices and in the best interests of the corporation and our shareholders.

A copy of our Certificate of Incorporation marked to show the changes that would result from the amendment and restatement of the Certificate of Incorporation is attached to this proxy statement as Annex A, with deletions indicated by strikeouts and additions indicated by underlining.  This summary of the Amendments is qualified in its entirety by reference to the full text of the Certificate of Incorporation, as it is proposed to be amended and restated, which is contained in Annex A to this proxy statement.

Elimination of Supermajority Voting Requirement

Section 7.3 of our Certificate of Incorporation requires the affirmative vote of the combined voting power of at least two-thirds of the shares outstanding and entitled to vote (considered as a single class) to amend, alter or repeal any provision of the Certificate of Incorporation.  The proposed Amendments would amend Section 7.3 to permit shareholders to amend, alter or repeal any provision of the Certificate of Incorporation, as amended and restated, by a majority vote, instead of a two-thirds supermajority vote.

In general, the supermajority vote provision to amend or repeal the Certificate was designed to provide safeguards and avoid disruption to the corporation’s governance unless actions are approved by the holders of at least two-thirds of the corporation’s capital stock.  Notably, the corporation’s Certificate of Incorporation lacks the type of governance provisions, such as a classified board, that are commonly subject to supermajority voting protection.  Lowering the required vote to a simple majority will enhance the accountability of our Board of Directors to our shareholders and eliminate the ability of a minority of shareholders to frustrate future amendments that the Board of Directors may recommend and a majority vote of shareholders may support.  After weighing these factors, the Human Resources and Nominating Committee and the Board of Directors determined that eliminating the supermajority vote requirement would be in the best interests of the corporation and its shareholders.

Selected Updates and Conforming Changes

The proposed Amendments also include certain updates to the Certificate of Incorporation, including removal of a provision required by the United States Bankruptcy Code under our 2001 Plan of Reorganization, which is no longer applicable to the corporation, and updating the name and address of our registered office and registered agent in the State of Delaware.  The Amendments also include a number of minor conforming changes as reflected in Annex A.  The Human Resources and Nominating Committee and the Board of Directors determined that these changes were in the best interests of the corporation and its shareholders.

Effective Time

If approved by our shareholders, the Amended and Restated Certificate of Incorporation will take effect upon filing with the Secretary of State of the State of Delaware, which we intend to do promptly after shareholder approval is obtained.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE CORPORATION’S CERTIFICATE OF INCORPORATION.

PROPOSAL #5:  REAPPROVAL OF THE PERFORMANCE GOALS UNDER THE
JOY GLOBAL INC. 2007 STOCK INCENTIVE PLAN

The Board of Directors is asking shareholders to reapprove the material terms of the performance goals under the 2007 Plan so that certain performance awards granted thereunder may continue to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Background

Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation that a publicly held corporation may pay its “covered employees.” A company’s “covered employees” include the chief executive officer and the three other most highly compensated officers, other than the chief financial officer.  This deduction limit does not apply, however, to performance-based compensation that is payable solely due to the attainment of one or more pre-established performance goals.  The material terms of the performance goals must be disclosed to shareholders and approved by a separate shareholder vote before payment of such compensation.  The material terms of the performance goals must be resubmitted for shareholder approval every five years after initial shareholder approval if the plan authorizes the compensation committee to change the targets under the performance goals.  The 2007 Plan was approved by shareholders at the 2007 annual meeting of shareholders, and it authorizes the Human Resources and Nominating Committee (or such other committee of the Board as the Board may from time to time designate) to select the targets under the performance goals.  Accordingly, the material terms of the performance goals are being resubmitted for shareholder approval.  The proposed material terms are the same as those stated in the 2007 Plan and the operation of the 2007 Plan will not change if shareholders approve this proposal.  If shareholders do not approve this proposal, our ability to fully deduct performance-based compensation paid to covered employees will be impaired and the amount we pay in corporate income taxes would likely increase.

Individuals Eligible to Receive Compensation

The Human Resources and Nominating Committee may designate a performance award as a qualified performance-based award under the 2007 Plan upon a determination that an “eligible individual” is or may be a covered employee in the year in which the corporation would expect to be able to claim a tax deduction and the Committee desires that the performance award qualify for the exemption from the limitation on deductibility imposed by Section 162(m).  Under the 2007 Plan, an “eligible individual” may be a director, officer or employee of the corporation or any of its subsidiaries or affiliates, or a prospective employee who has accepted an offer of employment from the corporation or any of its subsidiaries or affiliates.

Performance Goals under the 2007 Plan

Payment of qualified performance-based awards under the 2007 Plan is conditioned upon the attainment of performance goals established by the Human Resources and Nominating Committee within the time period prescribed by Section 162(m) and related regulations.  The 2007 Plan provides that performance goals shall be based on the attainment of specified levels of one or more of the following measures: revenue growth; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; operating income; pre- or after-tax income; earnings per share; cash flow; cash flow per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels.  Performance goals under the 2007 Plan may be established on a corporate-wide basis or with respect to one or more business, units, divisions or subsidiaries. When measuring performance against performance goals, the Human Resources and Nominating Committee may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis within the corporation’s annual report on Form 10-K.  Stock options and stock appreciation rights granted under the 2007 Plan as performance-based compensation are based on a stock price that is no less than current fair market value.

Maximum Amount of Compensation Paid to a Plan Participant

No participant under the 2007 Plan may be granted stock options or stock appreciation rights covering more than 8,000,000 shares of Common Stock in any consecutive 24-month period.  The 2007 Plan also restricts participants from receiving more than 2,000,000 shares of Common Stock, other than stock options or stock appreciation rights, granted during any consecutive 24-month period, and the 2007 Plan limits the aggregate amount of such awards to 6,000,000 shares of Common Stock.  In addition, no participant may receive a settlement of a performance award, the value of which exceeds the product of (x) the number of fiscal years composing the duration of the applicable award cycle (with partial fiscal years expressed as a fraction, the numerator of which is the number of days in such fiscal year that elapsed during the award cycle, and the denominator of which is 365), multiplied by (y) $2,000,000.

Shareholder Approval

Shareholders approved the 2007 Plan at the 2007 annual meeting.  We are asking shareholders to reapprove the material terms of the performance goals under the 2007 Plan in order to preserve the U.S. federal income tax deduction for the payment of performance-based awards granted under the 2007 Plan.  Ensuring that incentive compensation is deductible by the corporation for U.S. federal income tax purposes will help to minimize our income taxes and control costs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE JOY GLOBAL INC. 2007 STOCK INCENTIVE PLAN.

CORPORATE GOVERNANCE

Board of Directors Structure and Operations

The Board of Directors is responsible for the oversight of the management and direction of the corporation and for establishing broad corporate policies.  The Board’s approach to corporate governance is reflected in our Corporate Governance Principles and the structure of Board committees that operate under written charters.  The Corporate Governance Principles and charters for the Board’s three standing committees – Audit, Human Resources and Nominating, and Executive – may be viewed on our website:  www.joyglobal.com.

The Board of Directors is comprised of eight directors.  The Board determined that all directors other than Mr. Sutherlin are independent under New York Stock Exchange listing standards.

The directors completed a self-assessment of Board performance.

Lead Independent Director

Currently, Michael Sutherlin serves as our Chief Executive Officer and John Hanson serves as Chairman of the Board.  Since Mr. Hanson’s retirement as Chief Executive Officer in 2006, Chief Executive Officer and Chairman of the Board of Directors have been separate positions.  In 2007, the Board decided to appoint a lead independent director as a corporate governance best practice.  On December 4, 2007, the Board of Directors appointed Richard Loynd as Lead Independent Director.  Notwithstanding the Board of Directors’ determination that Mr. Hanson is now independent under New York Stock Exchange listing standards, the Board has elected to retain the corporation’s existing leadership structure, with Mr. Loynd serving as Lead Independent Director.  The Board of Directors concluded that the existing leadership structure and division of responsibilities between Messrs. Hanson and Loynd has served the corporation well and should continue for the current year.

The Lead Independent Director’s responsibilities include:

•	leading meetings of the independent directors, including executive sessions of the independent directors held in conjunction with meetings of the full board of directors;

•	calling meetings of the independent directors and setting the agenda for such meetings;

•
briefing the Chief Executive Officer and any other director not participating in a meeting of independent directors regarding matters discussed in the executive sessions or meetings of the independent directors, and reporting back to the independent directors as appropriate;

•	soliciting suggestions from management as matters that they would like the independent directors to review or act upon in their meetings or executive sessions;

•	chairing meetings of the Board when the Chairman is not in attendance;

•	acting as representative or spokesman for the independent directors where advisable in communications with shareholders, other stakeholders or the media; and

•	generally acting as liaison among the directors and with management.

Risk Management

As stated in our Corporate Governance Principles, the Board of Directors is responsible for assessing the major risks facing us and for reviewing options to mitigate such risks as part of its general oversight duties.  In executing this responsibility, the Board has delegated authority to the Audit Committee to directly oversee our major financial risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment, internal control, management of financial risks, and risk management policies generally.  It is the role of management to present these and other material risks in a clear and understandable manner as part of its broader responsibility to keep the Board of Directors well-informed on all matters of significance to the corporation.  We believe that our current leadership structure facilitates this clear delineation of responsibility with respect to our risk management process.

Meetings

The Board of Directors held 12 meetings during Fiscal 2011.  Each incumbent director who served on the Board during Fiscal 2011 attended at least 90% of the Board meetings and committee meetings of which he was a member that were held during the fiscal year.  Mr. Gremp was elected to the Board on December 6, 2011, after the completion of Fiscal 2011 and has attended each Board meeting since his election.  Mr. Gremp has not yet been appointed to any committees.  The Board of Directors met without the Chief Executive Officer four times in Fiscal 2011.  Each person serving as a director at the time of the 2011 annual meeting attended the 2011 annual meeting and we expect all directors to attend the 2012 annual meeting.

Communications

Shareholder communications intended for the Board of Directors, a committee of the Board, or for particular directors, including the Lead Independent Director, (other than shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and communications made in connection with such proposals) may be sent in care of the Corporate Secretary at Joy Global Inc., 100 E. Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202.  The Secretary will forward all such communications to the Board of Directors, the applicable committee, or to particular directors as appropriate.

Governance, Ethics, and Communications Policies
Corporate Governance Principles

The Board of Directors has adopted Corporate Governance Principles to set forth its guiding principles concerning the corporation’s governance practices relating to the size and function of the Board of Directors.  The Corporate Governance Principles address, among other items, the Board’s principles regarding director independence, the functions of the Chairman and Lead Independent Director, executive sessions of independent directors, committee structure and responsibilities, evaluations of the board and the Chief Executive Officer, succession planning, and management responsibilities.  You may find our Corporate Governance Principles on our website, www.joyglobal.com, under the Corporate Governance tab of the Investor Center page.

Code of Ethics

The Board of Directors has adopted a Code of Ethics applicable to the Chief Executive Officer and senior financial officers, including the Chief Financial Officer and Chief Accounting Officer.  The most recent version of the Code of Ethics, which is consistent with SEC regulations and New York Stock Exchange listing standards, is available on our website at www.joyglobal.com, under the Corporate Governance tab of the Investor Center page.  In the event of any amendment to, or waiver from, a provision of the Code of Ethics, we will promptly post the date and nature of such amendment or waiver, as well as related information, on our website.

Worldwide Business Conduct Policy

The Board of Directors has adopted the Joy Global Inc. Worldwide Business Conduct Policy, which governs the actions of all officers, employees, and directors of Joy Global and our subsidiaries.  The Worldwide Business Conduct Policy is designed to foster compliance with all applicable legal requirements and to reflect our commitment to the highest principles of business ethics and integrity.  The Worldwide Business Conduct Policy is published in six languages and is made available to all employees in all countries in which we operate.  The Worldwide Business Conduct Policy is available on our website, www.joyglobal.com, under the Corporate Governance tab of the Investor Center page.

Employee Hotline

Communications from employees regarding accounting, internal accounting controls, auditing matters, or any violation of the Joy Global Inc. Worldwide Business Conduct Policy may be directed to the Corporate Secretary, or may be made anonymously through the Joy Global Inc. Employee Hotline.  Employees may access the Employee Hotline 24 hours a day, seven days a week through a toll-free number or by making an online report with the corporation’s third-party Employee Hotline service provider.  The corporation prohibits retaliation against any employee who raises a good faith concern regarding compliance with the Worldwide Business Conduct Policy or any other corporate governance policy.

Committees

The Board's standing committees are the Audit Committee, the Human Resources and Nominating Committee, and the Executive Committee.  In addition, the Board may from time to time authorize additional ad hoc committees, as it deems appropriate.

Audit Committee and Audit Committee Financial Expert

The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Current members of the Audit Committee are Gale E. Klappa (Chair), Steven L. Gerard, and P. Eric Siegert.  The Board of Directors has determined that Mr. Klappa is an audit committee financial expert within the meaning of SEC rules.  The Board of Directors has also determined that all members of the Audit Committee are independent and financially literate under New York Stock Exchange Listed Company Manual Sections 303A.02 and 303A.07, respectively.

The Audit Committee has the sole authority to appoint and replace the Independent Auditor and is directly responsible for the compensation and oversight of the Independent Auditor.  The Audit Committee met nine times during Fiscal 2011.  The primary function of the Audit Committee is to oversee:

(1)	the integrity of the financial statements of the corporation;

(2)	the Independent Auditor's qualifications and independence;

(3)	the performance of the corporation's internal audit function and the Independent Auditor; and

(4)	the compliance by the corporation with legal and regulatory requirements.

Human Resources and Nominating Committee

Current members of the Human Resources and Nominating Committee are Richard B. Loynd (Chair), Steven L. Gerard, and James H. Tate.  The Human Resources and Nominating Committee met four times during Fiscal 2011.  The Board of Directors has determined that all members of the Human Resources and Nominating Committee are independent under New York Stock Exchange Listed Company Manual Section 303A.02.

The primary functions of the Human Resources and Nominating Committee are to:

(1)	develop and recommend to the Board corporate governance principles;

(2)	review management staffing and make recommendations to the Board;

(3)	review and approve management compensation programs;

(4)	administer the corporation's equity and incentive compensation plans;

(5)	evaluate the Board and management;

(6)	evaluate Board practices and make recommendations to the Board;

(7)	develop and recommend qualifications for directors to the Board;

(8)	manage a process for identifying and evaluating director nominees;

(9)	evaluate and recommend to the Board director nominees;

(10)	develop and recommend to the Board director compensation programs; and

(11)	review and approve the corporation’s succession planning.

The Human Resources and Nominating Committee will consider director candidates recommended by shareholders.  Recommendations should be directed to the Committee in care of the Secretary.  Under our bylaws, shareholder nominations of directors must be directed to our principal executive offices, 100 E. Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202, to the attention of the Secretary, not less than 90 days before the date of an annual meeting.  Any such nomination must contain the information specified in our bylaws.

In Fiscal 2004 the Human Resources and Nominating Committee and the Board of Directors adopted a list of qualifications for service as a director.  They include:

(1)
the education, breadth of experience, and current insights necessary to comprehend the strategic plans and goals of the corporation and provide oversight of management's accomplishment of those plans and goals;

(2)	a history of conducting his or her professional and personal affairs with the utmost integrity and observing the highest standards of values, character, and ethics; and

(3)
a willingness to invest the time necessary to prepare for Board and committee meetings, to attend Board and committee meetings, to be present at annual shareholder meetings, and to be available for consultation with other directors and executive management.

The Human Resources and Nominating Committee also believes that it is generally desirable for all non-employee directors to be able to satisfy the criteria for independence established by the SEC and New York Stock Exchange listing standards.  The Board of Directors has determined that each director, other than Mr. Sutherlin, is a non-employee director and is independent under New York Stock Exchange listing standards.

The Human Resources and Nominating Committee and the Board of Directors have also developed procedures for identifying and evaluating persons recommended to be nominated for election as directors, including nominees recommended by shareholders.  Under these procedures, the Committee will, among other things:

(1)	review the qualifications and performance of incumbent directors to determine whether the Committee recommends that they be nominated for a further term;

(2)	investigate and review the backgrounds and qualifications of candidates recommended by shareholders, management, or other directors to determine their eligibility to be nominated to become directors;

(3)	consider the appropriateness of adding additional directors to the Board; and

(4)	interview candidates for nomination.

In evaluating candidates for the Board of Directors, the Human Resources and Nominating Committee considers the qualifications discussed above.  In addition, the Committee seeks candidates with diverse backgrounds, experiences, skills, and education, and considers how each nominee would affect the operation of the Board of Directors as a whole.  The Human Resources and Nominating Committee does not have a policy regarding director diversity, but does consider how directors of different backgrounds, experiences, skills, and viewpoints may broaden the perspective and influence the overall functioning of the Board of Directors.

Executive Committee

Current members of the Executive Committee are Richard B. Loynd (Chair), John Nils Hanson, Gale E. Klappa, P. Eric Siegert, and Michael W. Sutherlin.  The primary functions of the Executive Committee are to consider specific proposals to:

(1)	modify the corporation's capital structure;

(2)	acquire or divest businesses;

(3)	acquire a company;

(4)	make significant investments in the corporation; or

(5)	enter into strategic alliances with the corporation.

In addition, the Executive Committee may act upon a matter when it determines that prompt action is in the best interest of the corporation and it is not possible or necessary to call a meeting of the full Board.  The Executive Committee did not meet during Fiscal 2011.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses our compensation policies and arrangements that are applicable to the named executive officers (NEOs) appearing in the Summary Compensation Table below.  Our named executive officers consist of:

•	Michael W. Sutherlin, our Chief Executive Officer;

•	Michael S. Olsen, our Chief Financial Officer; and

•
Randal W. Baker, Edward L. Doheny II, and Eric A. Nielsen, who were the three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, that were serving as executive officers as of the end of Fiscal 2011.

Compensation Objectives and Process

Executive Compensation Philosophy

Our goal is to attract and retain experienced and talented executive officers and to motivate them to achieve financial and strategic objectives that are aligned with the long-term creation of shareholder value.  We believe that our executive officers should receive compensation that is competitive with other manufacturing companies of comparable size and complexity.  Furthermore, we believe that incentive compensation for our executives should be directly linked to our performance by ensuring that actual realized pay varies above or below targeted compensation opportunity based on performance against key operating goals as well as changes in our share price.  Our over-arching objective is to provide a total compensation program that establishes base salaries in a competitive range, bonus opportunities that reward above-average performance with above-average pay, and stock-based incentive programs designed to achieve long-term corporate financial goals and build executive stock ownership in alignment with the interests of our shareholders.

The Human Resources and Nominating Committee

Our Board of Directors’ Human Resources and Nominating Committee (as used in this Compensation Discussion and Analysis, the “Committee”) serves as our compensation committee and is charged with overseeing and administering all compensation actions related to our named executive officers.  The Committee’s charter permits the Committee to delegate authority to the Committee chair or to a subcommittee.

The Committee is specifically authorized in its charter to retain external legal, accounting, or other advisors and consultants at our expense.  The Committee has retained Frederic W. Cook & Co. (“Cook & Co.”) as its executive compensation consultant.  Among other tasks assigned by the Committee, Cook & Co. typically:

•	prepares an annual presentation on the competitiveness of compensation to be paid to our CEO and other named executive officers;

•	reviews the Committee’s proposed compensation decisions affecting our named executive officers;

•	reviews presentations on executive compensation and benefits to be delivered to the Committee;

•	assists in the design of variable incentive plans and indirect components of the total compensation program, as described in detail below; and

•	advises the Committee of their opinions and conclusions regarding the presentations and issues before the Committee.

The CEO and Executive Vice President of Administration work with internal resources and Cook & Co. to design programs, implement Committee decisions, recommend amendments to existing or the adoption of new compensation and benefits programs and plans applicable to executive officers, and prepare necessary briefing materials for the Committee’s review as part of its decision-making process.

Compensation Process

The Committee annually reviews our compensation structure and programs, including potential risks that may be associated with particular forms of compensation; retirement, benefit, severance programs; and management succession plans.  The Committee also annually reviews the role of the CEO in our performance, his role in advancing our strategic objectives, and other factors relating to his individual performance during the year, as well as to establish his performance objectives and targets for the coming year.

The annual compensation process concludes at the Committee’s first meeting of the fiscal year (normally held between mid-November and early December).  At this meeting, the Committee preliminarily evaluates performance against targets for the just-concluded performance periods, and preliminarily determines the associated corporate performance payout components, determines awards earned by executive officers under our annual incentive program for the previous fiscal year, and establishes target compensation for executive officers for the upcoming year.

Before the Committee makes the foregoing determinations, the CEO provides his recommendations to the Committee on compensation actions for all executive officers, other than himself.  The CEO and the Committee also discuss the CEO’s assessment of the performance of our executive officers and any other factors that the CEO believes the Committee should consider.  The Committee reviews competitive market compensation data for our executive officers compared to similarly situated executives in a peer group consisting of comparably sized public manufacturing companies supplemented by third-party survey data.  The peer group for the Fiscal 2011 competitive comparisons consists of the 12 manufacturing companies listed below.

• Bucyrus International Inc.1	• Ingersoll-Rand plc
• Crane Co.	• The Manitowoc Company, Inc.
• Dover Corporation	• NACCO Industries, Inc.
• Flowserve Corporation	• Pentair, Inc.
• Harsco Corporation	• Terex Corporation
• Illinois Tool Works Inc.	• Trinity Industries, Inc.

With respect to our CEO, the Committee, with the input of Cook & Co., reviews a range of salary adjustments and incentive plan payouts for the most recently concluded one- and three-year performance periods, and recommended targets for the upcoming one- and three-year performance periods based upon benchmarking studies for other CEOs within our peer group for benchmarking purposes.  Our compensation programs for executives take into account marketplace compensation for executive talent, internal equity with our employees, past practices, corporate, business unit and individual results, and the talents, skills, and experience of our individual executive officers.

________________________________________

1	On July 8, 2011, Bucyrus International Inc. was acquired by Caterpillar Inc.

The Committee begins by establishing target levels of total compensation for our executive officers for a given year.  The targets take into account and reflect the considerations discussed in more detail below, including the use of peer benchmarking, internal pay equity, and salary grade structure.  Once an overall target compensation level is established, the Committee considers the weight of each principal component of compensation within the intended total target compensation.  The principal components of compensation include base salary, annual bonus, stock options, performance shares, and restricted stock units, each of which is described in the next section of this proxy statement.

Generally, our programs are designed to increase the proportion of performance-based or “at-risk” pay as a percentage of total compensation as an executive’s responsibilities increase.  We believe that since our senior executives have more opportunity to affect our performance, our senior officers should be held most accountable for results.  Accordingly, our overall performance will be enhanced by ensuring that a larger portion of the compensation opportunity provided to the most senior officers is tied to our performance.

At the beginning of each performance period, the Committee establishes, in consultation with management, and in consideration of the annual budget and long-term strategic plan approved by the full Board of Directors, performance criteria compensating the corporation’s executives.  At the conclusion of a performance period, our performance is measured under the pre-established criteria for such program.  We utilize multiple measures of performance under our programs to ensure that no single aspect of performance is rewarded in isolation among the various performance criteria affecting shareholder value.  We believe this approach results in a balanced evaluation of executive performance and prevents performance incentives from being distorted in a manner that may adversely affect our operations.  In Fiscal 2011, we utilized the following measures of overall performance in evaluating performance-based compensation:

•	operating profit;
•	return on average trade working capital;
•	earnings per share; and
•	return on invested capital

We have not entered into employment agreements with our named executive officers that determine the amount of their annual compensation.  Compensation for these officers is set by the Committee as described above.

Components of Executive Compensation

Our executive compensation program has five principal components that are intended, collectively, to compensate and create incentives for our executives with respect to annual and long-term performance.  These five principal components are: base salary, annual cash incentives, awards of stock options, performance shares, and restricted stock units.  In addition to these principal components, we also provide our executives with retirement, health, and other personal benefits as described below.

Salary.  Base salary is an important component of our executive compensation program, and is intended to provide our executive officers with a level of stable income that is competitive within our peer group.  There are also motivational and reward aspects to base salary, as base salary can be adjusted from year to year to account for considerations such as individual performance and time in position.  Base salary is also a factor in determining the amount of awards under, and eligibility to participate in, many of our compensation and benefits arrangements.  The Committee establishes base salaries for our named executive officers annually at its first meeting of the fiscal year.  Salaries are benchmarked against peer group survey data for other executive officer benchmark positions.  The competitive objective for the salary range midpoint is the 50th percentile of market data for companies in our peer group.

Cash Bonuses.  We establish annual cash bonus incentives for our executives and managers to achieve selected financial, strategic, and other business goals.  This plan is intended to link employee pay to the performance of the business and reward employees for improvements in profitability and asset utilization.

The annual cash bonus formula calculates a payout accounting for two-thirds of annual cash incentive opportunity that is based on profitability and application of a multiplier based on trade working capital performance.  This formula is intended to drive an appropriate balance under which trade working capital compliments but does not offset profit performance.  One-third of the annual cash incentive opportunity is variable, based on executives’ and managers’ performance measured against a variety of individual performance objectives that are established early in the fiscal year and designed to align with our overall business plans.  Individual objectives for named executive officers consist of non-financial goals, such as leadership development and operational excellence, as well as business unit or function-specific operational goals.  The degree of difficulty in achieving the individual goals varies.

For Fiscal 2011, P&H Mining Equipment achieved a payout factor of 1.28 times the amount available for target performance.  Joy Mining Machinery achieved 2.0 times the amount available for target performance.  Finally, Joy Global achieved a payout factor of 1.97 times the amount available for target performance.

In Fiscal 2011 the payout factors for the remaining one-third of the incentive opportunity varied among executives and managers based upon the Committee’s assessments of their performance against individual performance goals and objectives.

Stock Options.  The Committee believes that stock options are an important component of a sound compensation program that help to further align management’s interests with those of our shareholders and to increase executive stock ownership.  In Fiscal 2011, stock options were granted to 151 employees, including executive officers.  Stock options vest in three equal annual installments beginning on the first anniversary of the date of the grant and expire 10 years after the grant date.  The Committee determines the number of stock options to grant to each executive officer after consultation with Cook & Co. regarding the option grant practices of peer group/similar companies for comparably placed executives.  Since 2005, the Committee has consistently granted stock options at its first meeting of the fiscal year, which has typically taken place between mid-November and early December.  In the case of new hires, option grants are made on the date of commencement of employment or the date of Committee approval, whichever is later.  The exercise price of all stock options is the closing market price on the date of the grant.

Performance Shares.  The Committee grants performance shares in order to provide executive officers and other senior management with long-term incentives to improve the quality of earnings.  The Committee believes that the performance share award program serves as a powerful retention tool and motivates senior management to attain performance levels linked to long-term returns for our shareholders.  In Fiscal 2011, performance shares were granted to 35 executive officers and other senior managers.  As with our stock options, performance shares were granted at the Committee’s first regularly scheduled meeting of Fiscal 2011, or in the case of new hires, grants were made on the date of commencement of employment or the date of Committee approval, whichever was later.  For the performance shares granted in Fiscal 2011, the performance measure for awards was average diluted earnings per share corresponding to average net sales results.  The Committee, with the assistance of the CEO, annually determines performance objectives and sets the baseline number of performance shares to be awarded based on the attainment of these objectives.  In establishing this baseline, the Committee considers the scope of the duties performed by the executive, as well as compensation relative to our other employees and for comparable positions within our peer group.

Performance shares are determined to be earned and awarded at the end of a three-year fiscal cycle.  The award cycle for performance shares granted during Fiscal 2011 is the three-year period concluding at the end of Fiscal 2013.  For performance share awards granted during Fiscal 2011, payout will depend upon achievement of threshold, target, or maximum amounts of average diluted earnings per share, as calculated over the three-year performance cycle, which vary based on average net sales over the course of the performance cycle.  Consistent with our focus on profitability, the Committee selected these performance measures in order to reward improvements in earnings relative to net sales.

At the end of the performance cycle, the Committee determines the payout amount for each performance category by comparing our results to a sliding payout scale from 0% to 150%.  This scale, which results in payouts of 50%, 100%, and 150% for the achievement of threshold, target, and maximum levels of average diluted earnings per share at the applicable amount of average net sales, respectively, was adopted to reward improvements in our performance over multiple years.

Restricted Stock Units.  The Committee believes that restricted stock unit grants play an important role in retaining our senior management and facilitating the accumulation of a significant ownership stake in the corporation in order to align management’s interests with those of our shareholders.  Restricted stock units were granted to 161 executive officers and other senior managers in Fiscal 2011.  These restricted stock units vest in three equal annual installments on the third, fourth, and fifth anniversaries of the grant date.  As with our stock options and performance shares, for all named executive officers then employed by us, these restricted stock units were granted at the Committee’s first regularly scheduled meeting of Fiscal 2011, or in the case of new hires, grants were made on the date of commencement of employment or the date of Committee approval, whichever was later.

In addition, 10 key LeTourneau Technologies, Inc. (“LeTourneau”) management employees were awarded restricted stock unit awards at the conclusion of the corporation’s purchase of LeTourneau.  The awards granted to six of these employees expired upon the completion of our sale of LeTourneau Technologies Drilling Systems, Inc., a wholly-owned subsidiary of LeTourneau, on October 24, 2011.  The remaining restricted stock unit awards will vest in equal portions on July 1, 2012, and
July 1, 2013.

Retirement Plans.  Executive officers participate in the full range of benefits and are covered by the same plans (with exceptions noted) on the same terms as provided to all U.S. salaried employees.  The plans are designed to provide replacement income upon retirement.  We target our overall benefits to be competitive with median levels at leading manufacturing companies (a group that is somewhat broader than the compensation peer group used for pay comparisons).  These benefits consist of:

•	annual accruals under our defined benefit pension plan (for employees starting before May 1, 2005);

•	annual contributions to our retirement savings plan (for employees starting on or after May 1, 2005); and

•	annual matching contributions to our retirement savings plan (for all employees).

Both our defined benefit pension program and our defined contribution retirement savings program include supplemental plans for our executives, that allow us to provide benefits comparable to those that would be available under our tax-qualified plans if federal income tax rules applicable to retirement benefits did not include limits on covered compensation and benefits under tax-qualified plans.  The supplemental plans thus restore benefits that would otherwise be available under the tax-qualified plans in which all of our U.S. salaried employees are eligible to participate.  The supplemental plans use the same benefit formulas as our broad-based tax-qualified plans, and use the same types of compensation to determine benefit amounts.  Amounts earned under long-term incentive programs are not included when determining retirement benefits for any employee, including executives.  We do not pay above-market or preferential interest or dividend rates under any of our plans or programs.

Perquisites.  We provide our executive officers with the following perquisites to support our efforts to attract and retain executive talent:

•
Company car.  We pay the cost of a leased vehicle, up to $1,300 per month ($1,400 in the case of the Chief Executive Officer), and reimburse the executive officer for the cost of gasoline, routine maintenance, and replacement of normal wear-and-tear items.

•
Club membership.  We reimburse executive officers for the initiation fees and annual or monthly dues for belonging to either an appropriate country club or social club.  We also reimburse the annual membership costs for one airline club.

•	Relocation. We reimburse executive officers for the cost of relocation under the same policy and guidelines as all other full-time salaried employees who are hired or transferred at our request.

•	Financial planning and tax preparation. We reimburse executive officers for the cost of annual tax preparation and reasonable financial and estate planning.

•	Annual physical exam. We reimburse executive officers for the cost of an annual executive physical and health screening to the extent these charges are not covered by medical.

•	Home office. We reimburse executive officers for reasonable costs associated with a home office, including fax machines and telephone charges.

Determining Composition of Compensation

We target a total compensation mix for executive officers that is designed to attract, motivate and retain experienced and talented executives who are capable of achieving the corporation’s short-term and long-term strategic and financial objectives, thereby increasing shareholder value.

Using market compensation data provided by Cook & Co. at the beginning of Fiscal 2011, the cash compensation opportunity (i.e., salary plus annual cash incentive) of our compensation program is targeted between the median and 75th percentile.  Using the same market compensation data, the Committee determined that the grant date value of equity awards should, in the aggregate, approximate 1.5 times annual cash compensation for Mr. Sutherlin as the Chief Executive Officer, and should approximate 1.0 times annual cash compensation for the other named executive officers who would not be retiring or otherwise departing in Fiscal 2011.

Of the compensation attributable to equity awards, the Committee determined that for Mr. Sutherlin and the other named executive officers who were not expected to retire or otherwise depart in Fiscal 2012, approximately one-third of the grant date value of compensation should be derived from stock options, one-third from performance shares, and one-third from restricted stock units.  These percentages were selected to balance incentives between short and long-term performance in order to better align executive officers’ interests with those of our shareholders, increase management’s focus on attaining the full spectrum of our business objectives, and facilitate retention of key talent.

The overall mix of compensation reflects the Committee’s intention for named executive officers to have the highest percentage of their total compensation opportunity at risk, and in particular, subject to our long-term performance and changes in shareholder value.  Although we evaluate our compensation practices for potential risks, in light of the compensation mix described herein, the nature of our business, and our organizational structure, the Committee does not believe that our individual compensation policies or our overall compensation practices present risks that may have a material adverse effect on our business, results of operations, or liquidity.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus (1)	Stock awards (2)	Option awards (2)	Non-equity incentive plan compensation (3)	Change in pension value and nonqualified deferred compensation earnings (4)	All other compensation (5)	Total ($)
Michael W. Sutherlin	2011	$983,333	$62,833	$2,012,500	$1,016,400	$1,937,167	$1,023,000	$67,774	$7,103,007
Chief Executive Officer	2010	$890,833	$80,000	$1,161,820	$1,019,400	$1,781,667	$595,000	$104,298	$5,633,018
	2009	$828,333	$100,000	$1,084,500	$1,292,400	$1,474,433	$605,000	$138,510	$5,523,176

Michael S. Olsen	2011	$433,333	$50,000	$515,200	$254,100	$597,567	$1,208,000	$39,074	$3,097,274
Chief Financial Officer	2010	$395,833	-	$316,860	$254,850	$554,167	$606,000	$37,494	$2,165,204
	2009	$364,741	-	$303,660	$359,000	$439,886	$1,353,000	$112,352	$2,932,639

Randal W. Baker	2011	$596,000	-	$724,500	$338,800	$620,376	-	$231,653	$2,511,329
President of P&H Mining Equipment	2010	$530,218	-	$528,100	$424,750	$749,952	-	$100,796	$2,333,816

Edward L. Doheny II	2011	$545,673	-	$724,500	$338,800	$760,565	-	$144,078	$2,513,616
President of	2010	$516,031	-	$380,232	$339,800	$722,443	-	$117,819	$2,076,325
Joy Mining Machinery	2009	$469,021	-	$390,420	$466,700	$588,999	-	$83,741	$1,998,881

Eric A. Nielsen Executive Vice President, Corporate Development	2011	$436,667	$50,000	$515,200	$254,100	$602,163	-	$57,864	$1,915,994

(1)
The amounts shown in this column represent additional bonuses paid at the discretion of the Human Resources and Nominating Committee of our Board of Directors, over and above amounts earned through satisfaction of the performance measures in our annual cash incentive plan.

(2)
Stock awards consist of performance awards and restricted stock unit awards.  The amounts reflected in the stock and option awards columns and corresponding disclosure in the total compensation column reflect the aggregate grant date fair value of stock and option awards we granted in Fiscal 2011, computed in accordance with Financial Accounting Standards Board Accounting Standards Certification Topic 718, “Compensation - Stock Compensation” (“FASB ASC Topic 718”).  All assumptions made in the valuation of stock awards and option awards for financial statement reporting purposes in accordance with FASB ASC Topic 718 are discussed in Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the year ended October 28, 2011.

(3)
All amounts shown represent earnings for services performed during the fiscal year under our annual cash incentive plan described on page 24, except that 30% of the award for Messrs. Baker and Doheny were based on the payout factor for Joy Global Inc. and 70% of the award was based on the payout factor of P&H Mining Equipment and Joy Mining Machinery, respectively.  None of the named executive officers had any earnings on outstanding awards for any prior fiscal years.

(4)	The amounts shown represent the change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit pension plans.

Change in pension value and nonqualified deferred compensation earnings

Executive officer		Change in actuarial pension value

Mr. Sutherlin	2011	$1,023,000
	2010	$595,000
	2009	$605,000

Mr. Olsen	2011	$1,208,000
	2010	$606,000
	2009	$1,353,000

Mr. Baker	2011	-
	2010	-

Mr. Doheny	2011	-
	2010	-
	2009	-

Mr. Nielsen	2011	-

(5)	We provide our named executive officers with certain additional compensation, which is reflected in the All Other Compensation Table below.

All Other Compensation

Executive Officer		Perquisites	Tax Reimbursement	Company Contributions to Defined Contribution Plans	Total “All Other Compensation”
		(1)	(2)	(3)
Mr. Sutherlin	2011	$34,127	$26,439	$7,208	$67,774
	2010	$58,530	$45,768	-	$104,298
	2009	$77,620	$60,890	-	$138,510

Mr. Olsen	2011	$17,702	$14,022	$7,350	$39,074
	2010	$16,820	$13,324	$7,350	$37,494
	2009	$84,037	$20,965	$7,350	$112,352

Mr. Baker	2011	$107,030	$84,186	$40,437	$231,653
	2010	$50,702	$32,944	$17,150	$100,796

Mr. Doheny	2011	$56,410	$35,791	$51,877	$144,078
	2010	$42,382	$27,204	$48,233	$117,819
	2009	$36,091	$20,828	$26,822	$83,741

Mr. Nielsen	2011	$21,156	$16,758	$19,950	$57,864

(1)	See the Perquisites Table below for additional information regarding the identification and quantification of perquisites and personal benefits paid to named executive officers.

Perquisites

Executive Officer		Car Expense	Country Club Dues	Relocation Expense	Other	Total Perquisites
					(i)

Mr. Sutherlin	2011	$19,790	$6,892	-	$7,445	$34,127
	2010	$23,640	$9,382	$17,763	$7,745	$58,530
	2009	$23,420	$7,805	$41,270	$5,125	$77,620

Mr. Olsen	2011	$17,702	-	-	-	$17,702
	2010	$16,820	-	-	-	$16,820
	2009	$11,288	-	$72,749	-	$84,037

Mr. Baker	2011	$21,280	-	$85,000	$750	$107,030
	2010	$18,539	-	$31,413	$750	$50,702

Mr. Doheny	2011	$28,745	$11,563	-	$16,102	$56,410
	2010	$15,671	$11,739	-	$14,972	$42,382
	2009	$15,506	$13,671	-	$6,914	$36,091

Mr. Nielsen	2011	$20,226	$930	-	-	$21,156

(i)	This column reports amounts reimbursed for payment of financial planning and tax preparation; physical examinations; and home office expenses.

(2)
This column reports amounts reimbursed for the payment of taxes with respect to: personal use of car; country club dues; financial planning and tax preparation services; physical examinations; and relocation expenses.

(3)
All company contributions reflected for Fiscal 2011 for Mr. Sutherlin constitute matching 401(k) contributions.  All company contributions reflected for Fiscal 2009, Fiscal 2010, and Fiscal 2011 for Mr. Olsen constitute matching 401(k) contributions.  The amount reflected for Fiscal 2011 for Mr. Baker consists of $7,350 in matching 401(k) contributions, $9,800 in company contributions to his Joy Global Retirement Savings Plan account and $23,287 in company contributions to his defined contribution supplemental executive retirement plan account.  The amount reflected for Fiscal 2010 for Mr. Baker consists of $7,350 in matching 401(k) contributions and $9,800 in company contributions to his Joy Global Retirement Savings Plan account.  The amount reflected for Fiscal 2011 for Mr. Doheny consists of 7,350 in matching 401(k) contributions, $9,800  in company contributions to his Joy Global Retirement Savings Plan account, and $34,727 in company contributions to his defined contribution supplemental executive retirement plan account.  The amount reflected for Fiscal 2010 for Mr. Doheny consists of $7,350 in matching 401(k) contributions, $9,800 in company contributions to his Joy Global Retirement Savings Plan account, and $31,083 in company contributions to his defined contribution supplemental executive retirement plan account.  The amount reflected for Fiscal 2009 for Mr. Doheny consists of $7,350 in matching 401(k) contributions, $9,800 in company contributions to his Joy Global Retirement Savings Plan account, and $9,672 in company contributions to his defined contribution supplemental; executive retirement plan account.  The amount reflected for Fiscal 2011 for Mr. Nielsen consists of $7,350 in matching 401(k) contributions, $11,576 in company contributions to his Joy Global Retirement Savings Plan account, and $1,024 in company contributions to his defined contribution supplemental executive retirement plan account.  The Joy Global Retirement Savings Plan is discussed under Pension Benefits as of Fiscal 2011, beginning on page 34.  The defined contribution supplemental executive retirement plan is discussed under Nonqualified Deferred Compensation During Fiscal 2011, on page 36.

Grants of Plan-Based Awards in Fiscal 2011

		Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards (1)
Name	Grant date	Threshold	Target	Maximum	Threshold	Target	Maximum	All other stock awards; number of shares of stock or units (2)	All other options: number of securities underlying options	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards

Mr. Sutherlin		$0	$983,333	$1,966,667
	12/06/10				6,250	12,500	18,750				$1,006,250
	12/06/10							12,500			$1,006,250
	12/06/10								42,000	$80.50	$1,016,400

Mr. Olsen		$0	$303,333	$606,667
	12/06/10				1,600	3,200	4,800				$257,600
	12/06/10							3,200			$257,600
	12/06/10								10,500	$80.50	$254,100

Mr. Baker		$0	$417,200	$834,400
	12/06/10				2,250	4,500	6,750				$362,250
	12/06/10							4,500			$362,250
	12/06/10								14,000	$80.50	$338,800

Mr. Doheny		$0	$381,971	$763,942
	12/06/10				2,250	4,500	6,750				$362.250
	12/06/10							4,500			$362,250
	12/06/10								14,000	$80.50	$338,800

Mr. Nielsen		$0	$305,667	$611,333
	12/06/10				1,600	3,200	4,800				$257,600
	12/06/10							3,200			$257,600
	12/06/10								10,500	$80.50	$254,100

(1)	Fiscal 2011 performance shares awards that have a three-year award cycle.

(2)	Fiscal 2011 restricted stock unit awards that vest in thirds on the third, fourth, and fifth anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End 2011

	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable (1)	Equity incentive plan awards number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (2)	Market value of shares or units of stock that have not vested (3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (5)

Mr. Sutherlin	-	60,000		$21.69	12/08/2018
	-	40,000		$52.81	12/07/2019
	-	42,000		$80.50	12/06/2020
						66,223	$6,038,875	87,300	$7,960,887

Mr. Olsen	-	16,666		$21.69	12/08/2018
	-	10,000		$52.81	12/07/2019
	-	10,500		$80.50	12/06/2020
						14,659	$1,336,754	23,760	$2,166,674

Mr. Baker	-	16,666		$52.81	12/07/2019
	-	14,000		$80.50	12/06/2020
						9,641	$879,163	17,100	$1,559,349

Mr. Doheny	-	21,666		$21.69	12/08/2018
	-	13,333		$52.81	12/07/2019
	-	14,000		$80.50	12/06/2020
						26,138	$2,383,524	30,780	$2,806,828

Mr. Nielsen	5,000	10,000		$53.28	05/10/2020
	-	10,500		$80.50	12/06/2020
						6,269	$571,670	11,160	$1,017,680

(1)	The unexercisable options shown above vest on the following schedule:

Option expiration date shown above	Vesting of options currently unexercisable
12/08/2018	All became vested on December 8, 2011
12/07/2019	One half on December 7 in each of 2011 and 2012
05/10/2020	One half on May 10 in each of 2012 and 2013
12/06/2020	One third on December 6 in each of 2011, 2012 and 2013

(2)
All amounts shown in this column represent restricted stock units, including additional restricted stock units earned in-kind in lieu of dividends, at the same dividend rate as outstanding shares of our Common Stock.

(3)	Calculated using the closing price of the Common Stock on October 28, 2011, the last day of our 2011 fiscal year.

(4)
All amounts in this column represent performance shares from the Fiscal 2009, Fiscal 2010, and Fiscal 2011 awards, which are shown at maximum payout, but had not yet been distributed as of October 28, 2011.

(5)
The payout values shown in this column are based on achieving maximum performance goals for the three-year performance periods ending Fiscal 2011, Fiscal 2012, and Fiscal 2013, and are calculated using the closing price of the Common Stock on October 28, 2011, the last day of our 2011 fiscal year.

Option Exercises and Stock Vested in Fiscal 2011

	Option awards		Stock awards
Name (a)	Number of shares acquired on exercise (#) (b)	Value realized on exercise ($) (c)	Number of shares acquired on vesting (#) (1) (d)	Value realized on vesting ($) (e)

Mr. Sutherlin	242,000	$11,434,020	15,750	$1,357,493

Mr. Olsen	44,334	$2,123,263	4,236	$355,291

Mr. Baker	8,334	$386,045	-	-

Mr. Doheny	127,601	$5,910,153	13,972	$1,168,349

Mr. Nielsen	-	-	-	-

(1)	Includes restricted stock unit awards and performance shares vested in Fiscal 2011.

Pension Benefits as of Fiscal 2011

Name	Plan name	Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
Mr. Sutherlin	Joy Global Pension Plan	9	$313,000	-

	Joy Global Supplemental Executive Retirement Plan	9	$2,459,000	-

Mr. Olsen	Joy Global Pension Plan	32	$1,348,000	-

	Joy Global Supplemental Executive Retirement Plan	32	$2,591,000	-

Mr. Baker (1)	-	-	-	-

Mr. Doheny (1)	-	-	-	-

Mr. Nielsen (1)	-	-	-	-

(1)
Messrs. Baker, Doheny, and Nielsen do not participate in any of our defined benefit pension plans, as each was hired after May 1, 2005, the date on which the Joy Global Pension Plan closed to new employees.

Material terms of the plans

Our named executive officers that began their employment with us prior to May 1, 2005 participate in a number of defined benefit pension plans.  These include the Joy Global Pension Plan, which is a broad-based plan qualified under the Internal Revenue Code.  Non-union employees, including executive officers, hired on or after May 1, 2005 are not eligible to participate in the Joy Global Pension Plan.  Instead, these employees participate in the Joy Global Retirement Savings Plan and we contribute a fixed amount to each participating employee’s plan account equal to four percent (4%) of the employee’s compensation.  Employee accounts become fully vested after three years of service.  In addition to these tax-qualified plans, our executive officers participate in supplemental executive retirement plans so that the annual compensation limits imposed on tax-qualified plans under the Internal Revenue Code do not reduce the overall retirement plan benefits earned under the formulas provided by our tax-qualified plans.

Joy Global Pension Plan.  This plan entitles employees with at least five years of service to receive monthly payments equal to a percentage of the employee’s average salary and bonus (including amounts shown as non-equity incentive compensation in the Summary Compensation Table) over the highest 60 consecutive calendar month period during the last 120 consecutive calendar months of service.  The monthly benefit amount is calculated by taking these final average earnings (FAE) and multiplying by 1.5% and then multiplying the result by years of service (YOS).  These benefits under the plan are offset by an amount equal to 1.25% per year of service (up to a maximum of 50%) of the estimated Social Security benefit.  The normal retirement age under the plan is 65.

Supplemental Executive Retirement Plans.  These are non-qualified plans structured to provide our eligible executives (and other employees with eligible compensation exceeding the annual limits on tax-qualified plans) with a retirement benefit equal to what they would have received if the tax-qualified Joy Global pension plans did not reflect the annual income limits imposed under U.S. federal tax regulations.  These plans have the same requirements regarding eligibility for participation and retirement as our tax-qualified plans.

Years of service

Our general policy is to grant extra years of credited service only where justified by special circumstances.

Valuation method and material assumptions

Please see Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 28, 2011, for a discussion of the pension obligation valuation method underlying the amounts shown above and all material assumptions applied in quantifying the present value of the current accrued benefit.

Nonqualified Deferred Compensation During Fiscal 2011

Name	Executive contributions in last FY (1)	Registrant contributions in last FY (2)	Aggregate earnings in last FY (3)	Aggregate withdrawals/distributions	Aggregate balance at last FYE
Mr. Sutherlin	$1,114,562	$0	$3,019,541	$0	$13,678,865

Mr. Olsen	$0	$0	$0	$0	$0

Mr. Baker	$0	$23,287	$(1,166)	$0	$22,121

Mr. Doheny	$179,566	$34,727	$(16,334)	$0	$255,685

Mr. Nielsen	$0	$1,024	$(29)	$0	$995

All dollar amounts shown in the Nonqualified Deferred Compensation Table are based on the market price per share applicable on the relevant date, as reported by Nasdaq, where our common stock was then listed.  Our common stock began trading on the New York Stock Exchange on December 6, 2011.

(1)	The amounts shown as executive contributions represent deferred stock units created in Fiscal 2011 in connection with the vesting of restricted stock units.

(2)
The amounts shown as registrant contributions relate to the respective named executive officer’s participation in the defined contribution supplemental executive retirement plan described below.  Company contributions in the last fiscal year to the defined contribution supplemental executive retirement plan are reported in the Summary Compensation Table in the All other compensation column.

(3)
Aggregate earnings for Mr. Sutherlin represent the increase in the value of his deferred stock units during Fiscal 2011, as well as additional deferred stock units earned in lieu of dividends at a non-preferential rate.  The aggregate earnings for Messrs. Baker and Nielsen are based on the performance of the investments selected by Messrs. Baker and Nielsen, respectively, under the defined contribution supplemental executive retirement plan described below.  Aggregate earnings for Mr. Doheny represent a decrease in the value of his deferred stock units during Fiscal 2011 of $16,519, which includes additional deferred stock units earned in lieu of dividends at a non-preferential rate, and the performance of investments he selected under the defined contribution supplemental executive retirement plan, described below, of $184.  The value of earnings attributable to deferred stock units paid in lieu of dividends to Messrs. Sutherlin and Doheny are as follows:

Executive officer	Value of Deferred Stock Units awarded in lieu of dividends
Mr. Sutherlin	$104,320
Mr. Doheny	$652

Earnings reported in this column are not earned at a preferential rate and accordingly are not reported as Fiscal 2011 compensation in the Summary Compensation Table.

Description of nonqualified deferred compensation arrangements

We maintain a defined contribution supplemental executive retirement plan (“SERP”) for employees hired after May 1, 2005.

All employees including executive officers not eligible to participate in our defined benefit pension plans because they were hired after May 1, 2005, are eligible to participate in both (1) the Joy Global Retirement Savings Plan, which is a tax-qualified defined contribution plan, and (2) the non-qualified defined contribution SERP, which is designed to supplement the tax-qualified plan.  Together, the plans are structured so that we contribute to each participating employee’s plan account based on a percentage of the employee’s compensation.  In Fiscal 2008 the contribution calculation was changed from a service-based formula to 4% of the executive officer’s compensation.

The Joy Global Retirement Savings Plan is subject to limits on eligible compensation that are set annually by the Internal Revenue Service.  So that executive officers and other employees whose compensation exceeds the annual compensation limits receive the full percentage targeted by our defined contribution program, our non-qualified defined contribution SERP credits each eligible employee’s plan account with the difference between (A) the amount resulting from applying the targeted percentage to the employee’s eligible compensation and (B) the amount that we may lawfully contribute to the Joy Global Retirement Savings Plan.  Amounts earned on an employee’s plan account depend on the investment choice made by the employee, who select from the same investment options available under the Joy Global Retirement Savings Plan.  As with the Joy Global Retirement Savings Plan, the employee may change his investment choice as often as he or she may choose.  The defined contribution SERP provides for distributions as a lump sum paid 180 days after separation from service and requires five years of service to become vested.

Potential Payments Upon Termination or Change-in-Control at Fiscal 2011 Year-End

Name	Death or Disability (1), (2)	Involuntary Termination Without Cause (2), (3)	Change of Control (4), (5), (6)

Mr. Sutherlin
Severance	$0	$0	$10,446,668
Welfare Benefits	$0	$0	$57,007
Outplacement Services	$0	$0	$50,000
Accelerated Equity Value	$17,500,313	$5,307,258	$19,470,017
Total	$17,500,313	$5,307,258	$30,023,692

Mr. Olsen
Severance	$0	$0	$2,542,501
Welfare Benefits	$0	$0	$42,895
Outplacement Services	$0	$0	$50,000
Accelerated Equity Value	$4,451,950	$1,460,864	$4,966,262
Total	$4,451,950	$1,460,864	$7,601,658

Mr. Baker
Severance	$0	$0	$3,449,856
Welfare Benefits	$0	$0	$32,180
Outplacement Services	$0	$0	$50,000
Accelerated Equity Value	$2,461,817	$793,353	$3,227,813
Total	$2,461,817	$793,353	$6,759,849

Mr. Doheny
Severance	$0	$0	$3,267,329
Welfare Benefits	$0	$0	$39,788
Outplacement Services	$0	$0	$50,000
Accelerated Equity Value	$6,421,911	$1,871,219	$7,111,307
Total	$6,421,911	$1,871,219	$10,468,424

Mr. Nielsen
Severance	$0	$0	$1,797,000
Welfare Benefits	$0	$0	$43,020
Outplacement Services	$0	$0	$50,000
Accelerated Equity Value	$1,755,934	$692,919	$2,270,246
Total	$1,755,934	$692,919	$4,160,266

(1)
In the event of a termination of employment due to death or disability, unvested stock options and restricted stock units are vested in full, and a pro rata number of performance shares may be earned based on actual performance over the performance period.

(2)	Based on performance through Fiscal 2011 performance share awards were assumed to be earned as follows: 2009 award at 150%, 2010 award at 180%, and 2011 award at 180%.

(3)
Other than at the discretion of the Human Resources and Nominating Committee exercised at the time of the event of termination, an executive that is involuntarily terminated without cause will forfeit all unvested stock options and restricted stock units.  A pro rata number of performance shares may be earned based on actual performance over the performance period.

(4)	This triggering event requires both a “change of control” and within three years thereafter either a termination by the executive for “good reason” or by the corporation without “cause.”

(5)
In the event of an involuntary termination without cause or a voluntary termination for good reason in connection with a change in control, unvested stock options and restricted stock units are vested in full and performance shares pay out at the higher of (i) the full number earned based on performance as of the date of the change in control, or (ii) the pro rata target number of performance shares.  Based on performance through Fiscal 2011 the maximum number of performance shares would be earned at the same payout level assumed in Footnote 2.

(6)
Estimated total values are based on the highest gross amount of change in control benefit payable under the applicable change in control employment agreement assuming that no reduction would apply.  Actual amounts will depend on the individual tax circumstances of each executive and may be lower than the values shown in the table depending on whether payment would trigger any federal excise tax.  If federal excise tax is triggered, the agreements provide for a reduction in payments if the executive would receive a greater net benefit by reducing the amount to a level that would eliminate any federal excise tax.

Triggering Events

Our Change of Control Employment Agreements and Equity Awards Agreements with our named executive officers define the termination events reflected in the table above as follows:

Change of Control.  Any of the following would constitute a change of control under our Change of Control Employment Agreements and our Equity Awards Agreements:

•
any individual, entity, or group acquires beneficial ownership of 40% or more of either our outstanding shares of Common Stock or the combined voting power of our outstanding voting securities, subject to limited exceptions;

•
a majority of the Board no longer consists of our current directors and other directors whose nomination or election was approved by a vote of at least a majority of the current directors and other similarly approved directors;

•	we are party to a business combination transaction; or

•	our shareholders approve a complete liquidation or dissolution of the corporation.

Good Reason.  Any of the following would constitute termination by the executive for good reason under the Change of Control Employment Agreements we have with each of our named executive officers:

•	assignment of duties inconsistent with the executive’s current position, authority, duties, or responsibilities;

•	failure to pay the compensation called for by the particular Change of Control Employment Agreement or substantially altering employee benefits from those currently provided;

•	requiring relocation to an office at least 35 miles away, to a location other than our principal executive offices, or to travel substantially more on our business;

•	Termination other than as permitted in the applicable Change of Control Employment Agreement; or

•	our successor’s failure to adhere to the terms of the applicable Change of Control Employment Agreement.

Other definitions.  For the purposes of the table above, these terms have the following meanings:

•	“Disability” generally refers to a total and permanent incapacity of the executive to perform his or her duties.

•
“Cause” generally refers to: (A) willful and continued failure to perform employment duties in any material respect; (B) willfully engaging in illegal conduct or gross misconduct that materially harms us; or (C) conviction of, or a plea of guilty or no contest to, a felony (other than a traffic-related violation).

•	“Retirement” refers to either normal or early retirement from active employment with us or one of our subsidiaries under the retirement provisions of our pension plan.

Change of Control Payments

Change of Control Employment Agreements.  We have entered into Change of Control Employment Agreements with each of our named executive officers.  The agreements provide that, in the event of a “change of control” (as defined in the agreements and summarized above), termination of the executive’s employment during the three years following the change of control, either by the executive for good reason or by us without cause (as such terms are defined in the agreements and summarized above), we will pay the executive a lump sum equal to two times (three times in the case of the CEO) the sum of the executive's base salary and annual bonus.  In addition, we will provide the executive with outplacement services as well as medical insurance and other welfare benefits for a period of two years (three years in the case of the CEO).  We will also pay the executive accrued benefits as of the termination date, including a pro rata bonus, and compensate the executive for any issued stock options, performance shares, or restricted stock unit awards, as described below.  The Change of Control Employment Agreements also provide that, in the event the aggregate payment would cause a named executive officer to incur an excise tax obligation, we would reduce the aggregate payment to render the excise tax obligation inapplicable, rather than making a tax gross-up payment to such officer.

Equity Awards Agreements.  We have issued stock options, performance shares, and restricted stock awards pursuant to our 2007 Stock Incentive Plan (together, “Equity Awards”) to our named executive officers.  Each of the Equity Awards provides for a payment in the event of a “change in control,” as that term is defined in Section 9(b) of our 2007 Stock Incentive Plan.  This definition is substantively identical to the definition of “change of control” in our Change of Control Employment Agreements, and the summary above is equally applicable to each term.

Pursuant to the terms of our Nonqualified Stock Option Agreements, in the event of a change in control, we will accelerate the vesting of all outstanding stock options and make such options fully exercisable, so that the executive will be eligible to receive the difference between the market price at the time of the change in control and the exercise price per share of Common Stock underlying the option, multiplied by the number of options exercised.  Pursuant to the terms of our Performance Share Agreements, in the event of a change in control we will provide a lump sum cash payment equal to the greater of (i) the value of the performance shares earned as of the date of the change in control, or (ii) the value of the pro rata target number of performance shares through the date of the change in control.  In the event of a change in control, we will also cash out all outstanding restricted stock awards issued under our Restricted Stock Unit Award Agreements, irrespective of whether such awards are vested, by providing a cash payment equal to the product of the executive’s outstanding restricted stock awards multiplied by the value of the shares on the date of the change in control.

Each of our Equity Awards Agreements require the named executive officers party to such agreements to: (1) refrain from disclosing confidential information, knowledge, or data relating to us or our affiliates that the executive gains during the course of his or her employment; (2) refrain from acting as a consultant, advisor, officer, employee, or owner of more than 3% of the equity of specified competitors or any related company engaged in competition with us for a period of eighteen months beginning on the termination date; and (3) refrain from employing, soliciting the employment, or inducing for employment on behalf of any such competitor any person whom we have employed (other than a personal assistant hired to work directly for the executive) within the preceding three months for a period of two years beginning on the termination date.  In the event of a breach of any of the foregoing provisions, the executive’s stock options will expire and the executive will forfeit his or her right to receive performance shares or restricted stock unit awards.  In addition, we may be entitled to injunctive or other relief.

Director Compensation

Compensation for our non-employee directors is reviewed annually by the Committee with the assistance of Cook & Co., and set by action of the Board of Directors.  The Board’s goal in designing directors’ compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and that reflects the time and talent required to serve on the board of a complex, multinational corporation.

Directors who are not employees receive an annual retainer fee of $85,000, as well as a fee of $1,500 for each Board and Board committee meeting attended.  If the Chairman of the Board is not an employee of ours, he receives an additional annual retainer of $100,000.  The chairs of the Audit Committee and Human Resources and Nominating Committee receive additional annual retainer fees of $15,000 and $12,500, respectively.  The Lead Director receives an annual retainer fee of $10,000.

In addition, as of the date of the annual meeting, each non-employee director receives a grant of restricted stock units awarded under our 2007 Stock Incentive Plan.  In Fiscal 2011, the number of restricted stock units granted to each non-employee director was equal to $85,000 divided by the then current market price of our Common Stock.  Restricted stock units granted in Fiscal 2011 to directors holding at least 10,000 shares of our common stock (including vested restricted stock units) will vest and become non-forfeitable one year after their grant and will be paid out on such date, unless the director elected to defer settlement of such units.  Restricted stock units granted in Fiscal 2011 to directors owning fewer than 10,000 shares (including vested restricted stock units) will vest and become non-forfeitable one year after their grant date and will be paid out one year after the director’s duties on the Board terminate.  Vesting of restricted stock units will be accelerated in the event a director’s service on the Board terminates by reason of the director’s death or disability or due to a change in control, and restricted stock units subject to acceleration in this manner will be settled as soon as practicable (but no more than 30 days) after such event.  Restricted stock units granted to directors prior to Fiscal 2010 became non-forfeitable one year after their grant and will be paid out one year after the director’s duties on the Board terminate.  Directors who are our employees earned no additional remuneration for their service as directors.  Our Corporate Governance Principles encourage directors to own shares of our Common Stock having a value at least equal to three times their annual cash retainer.  The terms of the restricted stock units granted annually to non-employee directors effectively require each non-employee director to hold an equity interest (either in shares of common stock or vested restricted stock units) in excess of this amount.

The following table summarizes the compensation of our non-employee directors during Fiscal 2011.

Non-Employee Director Compensation for Fiscal 2011

Name	Fees earned or paid in cash	Stock awards (1)(2)	Option awards (2)	All other compensation (3)	Total
Steven L. Gerard	$118,750	$85,000	-	-	$203,750
John N. Hanson	$197,750	$85,000	-	$67,500	$350,250
Ken C. Johnsen (4)	$10,500	-	-	$150,000	$160,500
Gale E. Klappa	$127,750	$85,000	-	-	$212,750
Richard B. Loynd	$125,250	$85,000	-	-	$210,250
P. Eric Siegert	$109,750	$85,000	-	-	$194,750
James H. Tate	$118,750	$85,000	-	-	$203,750

(1)
The amounts shown in the Stock awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For each director, the grant date fair value of the restricted stock unit award granted on March 8, 2011 was $85,000.

(2)	Our non-employee directors serving during Fiscal 2011 had the following aggregate number of stock awards and option awards, respectively, outstanding at fiscal year end:

Name	Stock awards	Option awards
Mr. Gerard	31,813	-
Mr. Hanson	34,541	-
Mr. Johnsen	30,899	-
Mr. Klappa	9,190	-
Mr. Loynd	31,813	-
Mr. Siegert	31,813	-
Mr. Tate	31,813	-

(3)
The amount in this column for Mr. Hanson represents the dollar value of a life insurance premium we paid for a policy Mr. Hanson received when he was Chief Executive Officer.  The amount for Mr. Johnsen represents fees earned under a consulting agreement entered into following his March 30, 2011 resignation from the Board of Directors.  The agreement expired on October 31, 2011.

(4)	Settlement of Mr. Johnsen’s stock awards will occur on March 30, 2012, which is the first anniversary of his resignation from the Board of Directors.

Other Matters Relating to Executive Compensation

Accounting Considerations

In designing our compensatory programs, we consider the various accounting and disclosure rules associated with various forms of compensation as well as the share dilution and cash flow considerations associated with each program.  The Committee seeks to implement plans and policies that maximize financial efficiency and avoid unnecessary or excessive share dilution.  Each year, we engage Cook & Co. to conduct a study of the competitive share usage and dilution levels and the aggregate economic costs associated with our long-term incentive compensation, and the Committee considers this analysis when setting an annual budget.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct compensation in excess of $1 million that is paid in one year to “covered employees” which are our Chief Executive Officer and four other most highly compensated named executive officers.  Section 162(m) provides exemptions from the deduction limit for compensation that qualifies as “performance-based compensation” or is paid after the executive leaves our employment.  The Committee considers the deductibility of executive compensation under Section 162(m) when evaluating particular compensation programs in the context of the Committee's broader compensation objectives and overall compensation philosophy, but may consider other factors of greater importance than preserving deductibility for a particular form of compensation.

In Fiscal 2010, the Committee determined that it would end its former practice requiring deferral of the payout of equity incentive awards that we would be unable to deduct under Section 162(m).  The Committee determined that the incremental cost incurred from the loss of deductibility of compensation exceeding the limit imposed by Section 162(m) was not significant.

Executive Stock Ownership

The Committee has established long-term ownership objectives for the Chief Executive Officer and the other executive officers equal to five times annual salary in the case of the Chief Executive Officer and two and one half times annual salary for the other executive officers.  These objectives serve to align management and shareholder interests.  The Committee considers the following forms of ownership for purposes of satisfying these objectives: shares held directly, shares received through a grant of equity awards, or shares held in a trust established by the executive.

Effect of Past Grants

Although the Committee annually monitors amounts realizable from prior compensation, such as prior option or stock awards, to date such prior compensation has not been given significant consideration in the Committee’s decisions setting other elements of compensation, such as retirement benefits.

Performance Measure Restatements

Although the Committee has not adopted any formal policy regarding the adjustment or recovery of awards or payments if the performance measures upon which those awards or payments are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, the Committee’s general position is that no executive officer should be allowed to retain any benefit attributable to an error in the determination of a performance measure.

Human Resources and Nominating Committee Report

As detailed in its charter, the Human Resources and Nominating Committee of the Board of Directors oversees Joy Global’s compensation program on behalf of the Board.  In the performance of its oversight function, the Committee, among other things, has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

Based upon the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into the corporation’s Annual Report on Form 10-K for the fiscal year ended October 28, 2011.

Respectfully,

Richard B. Loynd (Chair)
Steven L. Gerard
James H. Tate

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of the end of Fiscal 2011.  We have no securities to be issued or available for future issuance under equity compensation plans not approved by security holders.  All outstanding awards relate to Common Stock.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	1,834,348	$46.06	7,293,595	(2)

Notes:

(1)
Our 2003 Stock Incentive Plan was approved by shareholders at the 2003 annual meeting.  Our 2007 Stock Incentive Plan was approved by shareholders at the 2007 annual meeting.  The maximum number of shares of Common Stock that may be delivered under the 2007 Stock Incentive Plan is determined on the basis of a formula equal to the sum of the following: (a) 10,000,000; (b) the number of shares of Common Stock that we repurchase with stock option exercise proceeds after February 22, 2007 (the “Effective Time”); (c) the number of shares of Common Stock underlying any stock incentive award that is exercised or settled for cash, forfeited, or terminates, expires, or lapses without being exercised after the Effective Time; (d) the number of shares of Common Stock delivered to us by an optionee in satisfaction of the exercise price of any stock option after the Effective Time; and (e) the number of shares of Common Stock not delivered to a participant because such shares are used to satisfy an applicable tax withholding obligation after the Effective Time.

(2)
Includes 722,347 shares of Common Stock, which is the maximum number of shares that may be issued under performance share awards granted in Fiscal 2009, Fiscal 2010, and Fiscal 2011; 151,792 shares of Common Stock deliverable under performance share and restricted stock unit awards granted prior to Fiscal 2011 (including shares deliverable upon settlement of deferred stock units resulting from the deferral of performance share and restricted stock unit award payouts); and 867,974 shares of Common Stock that may be issued under outstanding restricted stock unit awards.

Related Party Transactions

Pursuant to our bylaws, we indemnify our officers and directors in the event claims are made against them arising out of their service as an officer or director.  In addition, we have entered into indemnification agreements with each of our officers and directors requiring us to indemnify them against claims made against them arising out of their service as an officer or director.  Other than these indemnification arrangements, there were no other relationships or related transactions during Fiscal 2011 involving any director or executive officer (or any members of their immediate families) to which we or any of our subsidiaries were a party that must be disclosed under SEC rules.

Our Worldwide Business Conduct Policy prohibits the following conflict of interest situations, unless approved in accordance with our Related Person Transactions Policy, as described below, or by the Chief Executive Officer with respect to those situations involving employees who are not executive officers or “Related Persons,” as defined in the Related Person Transactions Policy:

•	any ownership interest in any customer, supplier, or competitor, other than a nominal amount of stock in a publicly traded company;

•	any consulting or employment relationship with any customer, supplier, or competitor;

•	service on the board of directors of any customer, supplier, or competitor;

•	any outside business activity which competes with any of our businesses or that interferes with the director, officer, or employee’s duties and responsibilities;

•	supervising, reviewing, or having influence over the job evaluation, pay, or benefits of any close relative;

•	taking advantage of a corporate opportunity discovered in the course of employment with us;

•	selling anything to us or buying anything from us; and

•	using corporate assets for other business or personal endeavors.

Our Related Person Transactions Policy establishes procedures for the review and approval or ratification of all related person transactions, as defined by SEC rules.  The Related Person Transactions Policy requires the material facts of any proposed related person transaction to be submitted to the Chairman of the Audit Committee of the Board of Directors as soon as it is practicable to do so.  The Chairman of the Audit Committee shall then determine whether, based on the facts of the transaction, the question will be submitted to the full Audit Committee for further consideration.  The Audit Committee will approve related person transactions only when it determines that the transaction in question is not inconsistent with our best interests.

The Worldwide Business Conduct Policy and the Related Person Transactions Policy are posted on our website: www.joyglobal.com.

AUDIT COMMITTEE REPORT

The Audit Committee has presented the following report for inclusion in this proxy statement.

The Audit Committee operates under a written charter that is available on our website, www.joyglobal.com.  The Audit Committee's specific responsibilities are summarized under "Corporate Governance - Audit Committee and Audit Committee Financial Expert."

Management, the independent registered public accounting firm (“Independent Auditor”) and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting.  Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control.  Our Independent Auditor, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with accounting principles generally accepted in the United States.  In addition, the Independent Auditor is also responsible for expressing opinions on management’s assessment of the effectiveness of our internal control over financial reporting and on the effectiveness of our internal control over financial reporting.  The Audit Committee is responsible for overseeing the conduct of these activities and appointing our Independent Auditor.  The Committee relies on the expertise and knowledge of management, the internal auditors and the Independent Auditor in carrying out its oversight responsibilities, including with respect to information provided and representations made to it by management and on the report on our consolidated financial statements that it receives from our Independent Auditor.

In performing its responsibilities in Fiscal 2011, the Audit Committee met with the Independent Auditor seven times and met with management seven times.

Management represented to the Committee that our financial statements were prepared in accordance with generally accepted accounting principles.  The Committee has reviewed and discussed the financial statements with management and the Independent Auditor.  The Committee discussed with the Independent Auditor the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AU Section 380 (Communication with Audit Committees).  This review included a discussion of the quality of the corporation’s accounting principles, the selection of and modification to significant accounting policies, the reasonableness of estimates, and the disclosures in the corporation’s financial statements and the notes thereto.

The Committee has received the written disclosures and the letter from the Independent Auditor required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and the Committee discussed with the Independent Auditor that firm’s independence.  These disclosures and discussion informed the Committee of any relationships between Ernst & Young or any of its affiliates and the corporation or any persons in financial reporting oversight roles for the corporation in order to assist the Committee in evaluating Ernst & Young’s independence.

Based upon the Committee’s discussions with management and the Independent Auditor and the Committee’s review of the audited financial statements and the representations of management and the report of the Independent Auditor to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in the corporation’s Annual Report on Form 10-K for the fiscal year ended October 28, 2011.

Respectfully,

Gale E. Klappa (Chair)
Steven L. Gerard
P. Eric Siegert

AUDITORS, AUDIT FEES AND AUDITOR INDEPENDENCE

Ernst & Young LLP served as our Independent Auditor for Fiscal 2011.  A representative of Ernst & Young is expected to be present at the 2012 annual meeting and will be given the opportunity to make a statement and answer questions that may be asked by shareholders.

Audit Fees

Ernst & Young LLP billed us a total of $2,800,608 in fees for professional services rendered for the audit of our annual financial statements for Fiscal 2011, the audit of management’s assessment of our internal control over financial reporting, and the reviews of the financial statements included in our quarterly reports on Form 10-Q for Fiscal 2011.  These fees are for services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements including the annual consolidated audit, foreign statutory audits, consents, and accounting consultation for matters that were addressed during the audit work.  Fees billed in this category for Fiscal 2010 totaled $2,269,642.

Audit-Related Fees

Ernst & Young LLP billed us a total of $40,000 in fees for audit-related services in Fiscal 2011.  These fees are for assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit including due diligence consultations, accounting consultations not specifically linked to audit work, and fees for access to electronic accounting research.  Fees billed in this category for Fiscal 2010 totaled $8,200.

Tax Fees

Ernst & Young LLP billed us a total of $763,338 in tax fees in Fiscal 2011.  These fees are for tax compliance, tax advice, and tax planning provided by Ernst & Young that are related to various federal, state, and international issues and entity restructuring.  Fees billed in this category for Fiscal 2010 totaled $698,000.

All Other Fees

Ernst & Young LLP did not bill us for fees in the "All Other Fees" category in either Fiscal 2011 or Fiscal 2010.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee has established a policy to pre-approve the audit and non-audit services performed by the Independent Auditor in order to assure that the provision of such services does not impair the auditor's independence.  Based on information presented to the Audit Committee by Ernst & Young and our management, the Audit Committee has pre-approved defined audit, audit-related, tax, and other services for Fiscal 2012 up to specified cost levels.  Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.  The policy requires the Independent Auditor to provide detailed back-up documentation regarding the specific services to be provided.  The policy also prohibits the Independent Auditor from providing services that are prohibited under the Sarbanes-Oxley Act of 2002.

Although Rule 2-01(c)(7)(i)(C) of Regulation S-X permits the Audit Committee to waive its pre-approval requirement under certain circumstances, the Audit Committee did not rely on that rule in approving any fees reported under the headings Audit-Related Fees, Tax Fees, and All Other Fees.

OTHER INFORMATION

Additional Matters

The Board of Directors is not aware of any other matters that will be presented for action at the 2012 annual meeting.  Should any additional matters properly come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.

Submission of Shareholder Proposals

Shareholder proposals for the 2013 annual meeting must be received no later than September 26, 2012, at our principal executive offices, located at 100 E. Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin, 53202, directed to the attention of the Secretary, in order to be considered for inclusion in next year's annual meeting proxy materials under Exchange Act Rule 14a-8.  Under our bylaws, we must receive written notice of shareholder proposals for the 2013 annual meeting that are not intended to be considered for inclusion in next year's annual meeting proxy materials (shareholder proposals submitted outside the processes of Rules 14a-8 and 14a-11 under the Exchange Act) at such offices, directed to the attention of the Secretary, not less than 75 nor more than 105 days before the first anniversary of this year's meeting and the notice must contain the information specified in our bylaws.  If the 2012 annual meeting concludes as scheduled on March 6, 2012, such materials must be submitted no earlier than November 21, 2012, nor later than December 21, 2012.

Cost of Proxy Solicitation

We will pay the cost of preparing, printing, and mailing proxy materials as well as the cost of soliciting proxies on behalf of the Board.  In addition to using mail services, officers and other employees may solicit proxies in person and by telephone, e-mail, or facsimile transmission without receiving additional remuneration.  We may retain a professional proxy solicitation firm, and pay such firm its customary fee, to solicit proxies from direct holders and from banks, brokers, and other nominees having shares registered in their names that are beneficially owned by others.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the last fiscal year and Forms 5 and amendments thereto furnished to us with respect to the last fiscal year or written representations that no reports were required, we are not aware that any director, officer, or beneficial owner of more than 10% of our Common Stock failed during the last year to file a report required by Section 16(a) of the Exchange Act on a timely basis.

Annual Report on Form 10-K

A copy (without exhibits) of our Annual Report on Form 10-K for the fiscal year ended October 28, 2011 is provided along with this proxy statement.  We will provide an additional copy of such Annual Report to any shareholder, without charge, upon written request of such shareholder.  Such requests should be addressed to the attention of Shareholder Relations at Joy Global Inc., 100 E. Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202.

By order of the Board of Directors.

SEAN D. MAJOR
Executive Vice President, General Counsel and Secretary

January 26, 2012

ANNEX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
~~HARNISCHFEGER INDUSTRIES, INC~~. JOY GLOBAL INC.

~~HARNISCHFEGER INDUSTRIES, INC.~~ Joy Global Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.      The name of the corporation is ~~HARNISCHFEGER INDUSTRIES, INC.~~ Joy Global Inc.

2.      The corporation filed its original Certificate of Incorporation with the Secretary of State on September 17, 1986 under the name Harnischfeger Industries, Inc.

3.      The corporation filed a Restated Certificate of Incorporation with the Secretary of State on April 21, 1997 and an Amended and Restated Certificate of Incorporation with the Secretary of State on July 11, 2001.

4.      This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and amends and restates the Amended and Restated Certificate of Incorporation to read as follows:

ARTICLE 1

The name of the Corporation shall be ~~JOY GLOBAL INC.~~Joy Global Inc.

ARTICLE 2

The Corporation’s registered office in the State of Delaware shall be ~~c/o Lexis Document Services, 30 Old Rudnick Lane, Suite 100, Dover, DE 19901, County of Kent~~ Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.  The name of the Corporation’s registered agent at such address is ~~Lexis Document Services~~ The Corporation Trust Company.

ARTICLE 3

The purposes shall be:

(a)           to manufacture, buy, sell and deal in machinery, equipment and appliances of all kinds and class, including but not limited to, power shovels, excavators, mining equipment and industrial electrical equipment, and in parts and accessories therefor; and

(b)           to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE 4

The number of shares which the Corporation shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

Class	Series (if any)	Number of Shares	Par Value Per Share or Statement That Shares Are Without Value

Preferred	To be issued in series	5,000,000	$1.00

Common	None	150,000,000	$1.00

The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, relative to the Preferred Stock and the Common Stock are:

(i)            The Preferred Stock

(1)           The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the board of directors.  The board of directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

(A)           The voting powers of the holders of stock of such series; provided that no series so designated shall be nonvoting;

(B)           The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or non-cumulative and if cumulative the terms upon which such dividends shall be cumulative;

(C)           The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable;

(D)           The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(E)           The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

(F)           Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of the Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of Delaware.

(2)           All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

(ii)           The Common Stock

(1)           The Common Stock may be issued by the Corporation from time to time for such consideration and upon such terms as may be fixed from time to time by the board of directors and as may be permitted by law, without action by any stockholders.

(2)           The holders of Common Stock shall be entitled to dividends only if, when and as the same shall be declared by the board of directors and as may be permitted by law.

(3)           Each share of the Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation on all propositions before such meetings.

~~(b)           Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the United States Code (the “Bankruptcy Code”); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.~~

ARTICLE 5

The number of directors constituting the board of directors shall be fixed by or in the manner provided in the bylaws, but shall not be less than three.  Directors shall be elected at the annual meeting of the stockholders in accordance with the provisions of the bylaws.

ARTICLE 6

To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 7

The following provisions are inserted for the regulation of the business and for the conduct of the affairs of the Corporation.

Section 7.1

(a)           The ~~Bylaws~~ bylaws of the Corporation may be altered, amended or repealed or replaced by new ~~Bylaws~~ bylaws by (i) the ~~Board of Directors~~ board of directors at any regular or special meeting thereof upon the affirmative vote of a majority of the total number of the directors or (ii) by the affirmative vote of two-thirds of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

(b)           The Corporation may sell, lease or exchange all or substantially all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as it board of directors deems expedient and for the best interest of the Corporation, only when and as authorized by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

(c)           The Corporation may enter into any plan and agreement of merger or consolidation with any one or more other corporations (whether or not the Corporation is to be the surviving corporation in such merger) as its board of directors deems expedient and for the best interest of the Corporation, only when and as authorized by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

(d)           Notwithstanding the requirements of subsection (c) above, the board of directors, without any vote of stockholders, may authorize a merger in which this Corporation is to be the surviving corporation if the terms of such merger meet the requirements of subsection (f) of Section 251 of Title 8 of the Delaware Code as it may from time to time be amended.

(e)           The Corporation may be voluntarily dissolved as is deemed advisable in the judgment of its board of directors, and expressed in a resolution adopted by a majority of the whole board of directors, only when and as authorized by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

Section 7.2            The stockholders and directors shall have power to hold their meetings if the ~~Bylaws~~ bylaws so provide, and keep the books, documents and papers of the Corporation, outside of the State of Delaware, except as otherwise required by the laws of Delaware.

Section 7.3            The Corporation reserves the right to amend, alter or repeal any provisions contained in its Certificate of Incorporation in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.  The affirmative vote of the holders of at least ~~two thirds~~ a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Certificate of Incorporation or to add any new provisions to this Certificate of Incorporation.

ARTICLE 8

The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

This Amended and Restated Certificate of Incorporation was duly adopted by the ~~Board of Directors~~ board of directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

This Amended and Restated Certificate of Incorporation shall be effective on ~~July 11, 2001~~. March ____, 2012.

~~IN WITNESS WHEREOF, said HARNISCHFEGER INDUSTRIES, INC., has caused this Certificate to be signed by John Nils Hanson, its President and Chief Executive Officer, pursuant to Section 103(b)(2) of the General Corporation Law of the State of Delaware, this 11th day of July, 2001~~.  IN WITNESS WHEREOF, Joy Global Inc. has caused this Amended and Restated Certificate of Incorporation to be duly executed by Michael W. Sutherlin, a duly authorized officer of the Corporation, pursuant to Section 103(b)(2) of the General Corporation Law of the State of Delaware, this _____ day of March, 2012.

~~HARNISCHFEGER INDUSTRIES, INC.~~

~~By: /s/ John Nils Hanson~~
 ~~John Nils Hanson,~~
 ~~President and Chief Executive Officer~~

JOY GLOBAL INC. By: Michael W. Sutherlin President and Chief Executive Officer

Directions to the Joy Global Inc. 2012 Annual Meeting of Shareholders

100 E. Wisconsin Avenue
2nd Floor Conference Room
Milwaukee, Wisconsin

From the North:

I-43 South to Exit 73C, 11th and Highland
Continue south on 11th Street to W. Wells Street/Highway 18
East on W. Wells Street/Highway 18 to N. Water Street
Turn right on N. Water Street and continue to 100 E. Wisconsin Avenue

From the West:
I-94 East to Exit 1H, St. Paul Avenue/James Lovell Street
North on James Lovell Street to W. Michigan Street
Turn right on W. Michigan Street to N. Water Street
Turn left on N. Water Street and continue to 100 E. Wisconsin Avenue

From the South:
I-94/I-43 North to Exit 1D
Exit onto N. Plankinton Avenue
Turn right on W. Michigan Street to N. Water Street
Turn left on N. Water Street and continue to 100 E. Wisconsin Avenue

JOY GLOBAL INC. 100 E. WISCONSIN AVENUE, STE 2780 MILWAUKEE, WI 53202 ATTN: SHAREHOLDER SERVICES	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40054-P19097	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOY GLOBAL INC.		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of the following eight nominees for membership on the corporation's Board of Directors.

01)	Steven L. Gerard	05)	Richard B. Loynd
02)	John T. Gremp	06)	P. Eric Siegert
03)	John Nils Hanson	07)	Michael W. Sutherlin
04)	Gale E. Klappa	08)	James H. Tate

The Board of Directors recommends you vote FOR the following proposals 2, 3, 4, and 5.		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as the corporation's independent registered public accounting firm for Fiscal 2012.	☐	☐	☐

3.	Advisory vote on the compensation of the corporation's named executive officers.	☐	☐	☐

4.	Approval of the amendment and restatement of the corporation's Amended and Restated Certificate of Incorporation.	☐	☐	☐

5.	Reapproval of the performance goals under the Joy Global Inc. 2007 Stock Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at http://investors.joyglobal.com/financials.cfm.

M40359-P19097

JOY GLOBAL INC.
Annual Meeting of Shareholders
March 6, 2012 7:30 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned, having received the Company's Notice of Annual Meeting and proxy statement dated January 26, 2012, and Annual Report on Form 10-K for the year ended October 28, 2011, hereby appoints MICHAEL W. SUTHERLIN and SEAN D. MAJOR, and each of them, as proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of the Company to be held on Tuesday, March 6, 2012, at 7:30 a.m., at 100 E. Wisconsin Avenue, 2nd Floor Conference Room, Milwaukee, Wisconsin, and any postponements or adjournments thereof, and to vote all shares of common stock of the Company that the undersigned would be entitled to vote if personally present at such meeting, as indicated on the reverse side of this card and, in their discretion, upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner you have directed. If no such direction is made, this proxy will be voted FOR all nominees listed in Item 1, FOR Items 2, 3, 4 and 5 and in the discretion of the proxies upon such other matters that may properly come before the meeting (or adjournments thereof).

Continued and to be signed on reverse side